Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of May 7, 2014

among

APPROACH RESOURCES INC.,

as Borrower,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

KEYBANK NATIONAL ASSOCIATION,

as Documentation Agent,

and

The Lenders Party Hereto

JPMORGAN SECURITIES LLC

Sole Lead Arranger and Sole Bookrunner

i

ANNEXES, EXHIBITS AND SCHEDULES

Annex I	List of Maximum Credit Amounts and Elected Commitments
Annex II	Existing Letters of Credit

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Security Instruments as of the Effective Date
Exhibit F	Form of Guaranty and Pledge Agreement
Exhibit G	Form of Assignment and Assumption
Exhibit H-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders; not partnerships)
Exhibit H-2	Form of U.S. Tax Compliance Certificate (Foreign Participants; not partnerships)
Exhibit H-3	Form of U.S. Tax Compliance Certificate (Foreign Participants; partnerships)
Exhibit H-4	Form of U.S. Tax Compliance Certificate (Foreign Lenders; partnerships)
Exhibit I	Form of Elected Commitment Increase Certificate
Exhibit J	Form of Additional Lender Certificate

Schedule 7.05	Litigation
Schedule 7.06	Environmental Matters
Schedule 7.14	Subsidiaries and Unrestricted Subsidiaries
Schedule 7.18	Swap Agreements
Schedule 9.02	Existing Debt
Schedule 9.05	Existing Investments

v

THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 7, 2014, is among: APPROACH RESOURCES INC., a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”); each of the Lenders from time to time party hereto; JPMORGAN CHASE BANK, N.A. (in its individual capacity, “JPMorgan”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”); and KEYBANK NATIONAL ASSOCIATION, as documentation agent for the Lenders (in such capacity, together with its successors in such capacity, the “Documentation Agent”).

R E C I T A L S

A. The Borrower, the Administrative Agent and the other agents and lenders party thereto are parties to that certain Credit Agreement dated as of January 18, 2008, pursuant to which such lenders provided certain loans to and extensions of credit on behalf of the Borrower (as renewed, extended, amended or otherwise modified from time prior to the date hereof, the “Existing Credit Agreement”).

B. The parties hereto desire to amend and restate in its entirety the Existing Credit Agreement in the form of this Agreement to (i) renew and rearrange the indebtedness outstanding under the Existing Credit Agreement (but not to repay or pay off any such indebtedness) and (ii) amend certain other terms of the Existing Credit Agreement in certain respects as provided in this Agreement.

C. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree that the Existing Credit Agreement is hereby amended, renewed, extended and restated in its entirety in the form of this Agreement on (and subject to) the terms and conditions set forth herein. The parties hereto further agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Lender” has the meaning given such term in Section 2.06(c)(i).

“Additional Lender Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(G).

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the LIBO Rate for such Interest Period multiplied by the Statutory Reserve Rate.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Loans” has the meaning assigned such term in Section 5.05.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent, the Documentation Agent and any syndication agent hereunder; and “Agent” shall mean any of them individually as the context requires.

“Aggregate Elected Commitment Amounts” at any time shall equal the sum of the Elected Commitments, as the same may be increased, reduced or terminated pursuant to Section 2.06(b) or Section 2.06(c). As of the Effective Date, the Aggregate Elected Commitment Amounts are $450,000,000.

“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.06.

“Agreement” means this Amended and Restated Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be the LIBO Screen Rate at which dollar deposits of $5,000,000 with a one month maturity are quoted at approximately 11:00 a.m., London time, on such day (or the immediately preceding Business Day if such day is not a day on which banks are open for dealings in dollar deposits in the London interbank market). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Total Commitments Utilization Grid below based upon the Total Commitments Utilization Percentage then in effect:

Total Commitments Utilization Grid

Total Commitments Utilization Percentage	< 25%	≥25 < 50	% %	≥50 < 75	% %	≥75 < 90	% %	≥90%
ABR Loans	0.500%	0.750%		1.000%		1.250%		1.500%
Eurodollar Loans	1.500%	1.750%		2.000%		2.250%		2.500%
Commitment Fee Rate	0.375%	0.375%		0.500%		0.500%		0.500%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Maximum Credit Amounts represented by such Lender’s Maximum Credit Amount as such percentage is set forth on Annex I; provided that in the case of Section 2.08(k) when a Defaulting Lender shall exist, “Applicable Percentage” as used in such Section 2.08(k) shall mean the percentage of the Aggregate Maximum Credit Amounts (disregarding any Defaulting Lender’s Maximum Credit Amounts) represented by such Lender’s Maximum Credit Amount.

“Approved Counterparty” means (a) any Lender or any Affiliate of a Lender and (b) any other Person if such Person or its credit support provider has a long term senior unsecured debt rating at the time of entry into the applicable Swap Agreement is BBB-/Baa3 by S&P or Moody’s (or their equivalent) or higher.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” means (a) DeGolyer and MacNaughton, (b) Netherland, Sewell & Associates, Inc., (c) Ryder Scott Company Petroleum Consultants, L.P., and (d) any other independent petroleum engineers selected by Borrower and reasonably acceptable to the Administrative Agent.

“Arranger” means JPMorgan Securities LLC, in its capacities as the sole lead arranger and sole bookrunner hereunder.

“ASC” means the Financial Accounting Standards Board Accounting Standards Codification, as in effect from time to time.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit G or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Bank Products” means any of the following bank services: (a) commercial credit cards, (b) stored value cards, and (c) treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bank Products Provider” means any Lender or Affiliate of a Lender that provides Bank Products to the Borrower, any Restricted Subsidiary or any Guarantor.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 8.13(c).

“Borrowing Base Deficiency” occurs if at any time the total Revolving Credit Exposures exceeds the Borrowing Base then in effect.

“Borrowing Base Properties” means the proved Oil and Gas Properties of the Credit Parties evaluated in the most recently delivered Reserve Report for purposes of determining the Borrowing Base hereunder.

“Borrowing Base Value” means, with respect to any Oil and Gas Property of a Credit Party or any Swap Agreement in respect of commodities, the value the Administrative Agent attributed to such asset in connection with the most recent determination of the Borrowing Base hereunder (which value has been approved by the Required Lenders).

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Dallas, Texas are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which banks are open for dealings in dollar deposits in the London interbank market.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP as in effect on the date hereof, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of its Restricted Subsidiaries having a fair market value in excess of $10,000,000.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower, or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, for the purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith or promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, are deemed to have gone into effect and to have been adopted after the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b). The amount representing each Lender’s Commitment shall at any time be the least of (i) such Lender’s Maximum Credit Amount, (ii) such Lender’s Applicable Percentage of the then effective Borrowing Base and (iii) such Lender’s Elected Commitment.

“Commitment Fee Rate” has the meaning set forth in the definition of “Applicable Margin”.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.

“Consolidated Net Income” means with respect to the Borrower and the Consolidated Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the Consolidated Restricted Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income (or loss) of any Person in which the Borrower or any Consolidated Restricted Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Restricted Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Restricted Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Restricted Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary gains or losses during such period and (e) any gains or losses attributable to writeups or writedowns of assets.

“Consolidated Restricted Subsidiaries” means any Restricted Subsidiaries that are Consolidated Subsidiaries.

“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

“Consolidated Unrestricted Subsidiaries” means any Unrestricted Subsidiaries that are Consolidated Subsidiaries.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Parties” means, collectively, the Borrower and each Guarantor, and “Credit Party” means any one of the foregoing.

“Debt” means, for any Person, the sum of the following (without duplication):

(a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments;

(b) all obligations of such Person (whether contingent or otherwise) in respect of issued letters of credit, surety or other bonds and similar instruments;

(c) all accounts payable and all accrued expenses or liabilities owing to trade creditors, other than liabilities of such Person to trade creditors from time to time incurred in the ordinary course of business which are not greater than 120 days past the date of invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(d) all obligations of such Person with respect to Disqualified Capital Stock;

(e) all obligations of such Person to pay the deferred purchase price of Property or services;

(f) all obligations under Capital Leases;

(g) all obligations under Synthetic Leases;

(h) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person;

(i) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss;

(j) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others and, to the extent entered into as a means of providing credit support for the obligations of others and not primarily to enable such Person to acquire any such Property, all obligations or undertakings of such Person to purchase the Debt or Property of others;

(k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; and

(l) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment;

The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder; (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit; (c) has failed, within three (3) Business Days after request by the Administrative Agent or a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent; or (d) has (or whose bank holding company has) been placed into receivership, conservatorship or bankruptcy; provided that a Lender shall not become a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender or the exercise of control over a Lender or Person controlling such Lender by a Governmental Authority or an instrumentality thereof.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes, depreciation, depletion, amortization, exploration expenses and other noncash charges (including noncash employee compensation and noncash losses on any Swap Agreements resulting from the requirements of ASC 815 for that period), and losses from asset dispositions (other than Hydrocarbons produced in the ordinary course of business), minus gains from asset dispositions (other than Hydrocarbons produced in the ordinary course of business) and all noncash income (including noncash gains on any Swap Agreements resulting from the requirements of ASC 815 for that period), in each case to the extent added to Consolidated Net Income in such period. For the purposes of calculating EBITDAX for any period of four consecutive fiscal quarters (each a “Reference Period”) for any determination of the financial ratio contained in Section 9.01(a), if at any time during such Reference Period the Borrower or any Restricted Subsidiary shall have made any Material Disposition or Material

Acquisition, the EBITDAX for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition had occurred on the first day of such Reference Period, such pro forma adjustments to be reasonably acceptable to Administrative Agent.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Elected Commitment” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Elected Commitment”, as the same may be increased, reduced or terminated from time to time in connection with an increase, reduction or termination of the Aggregate Elected Commitment Amounts pursuant to Section 2.06(b) or Section 2.06(c).

“Elected Commitment Increase Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(F).

“Engineering Reports” has the meaning assigned such term in Section 2.07(c)(i).

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Borrower or any Restricted Subsidiary is conducting, or at any time has conducted, business, or where any Property of the Borrower or any Restricted Subsidiary is located, including, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary is treated as a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA, other than a Reportable Event as to which the provisions of thirty (30) days’ notice to the PBGC is expressly waived under applicable regulations, (b) the withdrawal of the Borrower, a Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to Section 4202 of ERISA or (f) any other event or condition which constitutes grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned such term in Section 10.01.

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlords’, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens, in each case, arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such Property subject thereto; (d) Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such Property subject thereto; (e) banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any Restricted Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; and (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that (i) Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens and (ii) the term “Excepted Liens” shall not include any Lien securing Debt for borrowed money other than the Indebtedness.

“Excluded Swap Obligation” means, with respect to any Credit Party individually determined on a Credit Party by Credit Party basis, any Indebtedness in respect of any Swap Agreement if, and solely to the extent that, all or a portion of the guarantee by such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Indebtedness in respect of any Swap Agreement (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such related Indebtedness in respect of any Swap Agreement. If any Indebtedness in respect of any Swap Agreement arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Indebtedness in respect of any Swap Agreement that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its net income (however documented) franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Administrative Agent, Lender, Issuing Bank or other recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) imposed as a result of a present or former connection between such Administrative Agent, Lender, Issuing Bank or other recipient and the jurisdiction imposing such Tax (other than connections arising from such Administrative Agent,

Lender, Issuing Bank or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) in the case of a Lender, any United States federal withholding tax that is imposed on amounts payable to such Lender pursuant to any law that was in effect on the date on which such Lender becomes a party to this Agreement, (other than pursuant to an assignment request by Borrower under Section 5.04), or designates a new lending office, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03, (c) Taxes attributable to such recipient’s failure to comply with Section 5.03(f), and (d) any United States federal withholding taxes imposed by FATCA.

“Existing Letters of Credit” means the letters of credit listed on Annex II hereto.

“Existing Loan Documents” has the meaning given to the term “Loan Documents” in the Existing Credit Agreement.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means, collectively, that certain letter agreement regarding fees dated as of the date hereof among the Administrative Agent, the Arranger and the Borrower, and any other letter agreement regarding fees entered into from time to time between or among the Administrative Agent, the Arranger, and the Borrower.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“Financial Statements” means the financial statement or statements of the Borrower and its Consolidated Subsidiaries referred to in Section 7.04(a).

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Requirement” means any applicable law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Guarantors” means:

(a) Approach Oil & Gas Inc., a Delaware corporation,

(b) Approach Resources I, LP, a Texas limited partnership,

(c) Approach Services, LLC, a Delaware limited liability company,

(d) Approach Midstream Holdings LLC, a Delaware limited liability company,

(e) Approach Operating, LLC, a Delaware limited liability company,

(f) Approach Delaware, LLC, a Delaware limited liability company, and

(g) each other Person that guarantees the Indebtedness pursuant to Section 8.14(b).

“Guaranty and Pledge Agreement” means an Amended and Restated Guaranty and Pledge Agreement executed by the Borrower and the Guarantors in substantially the form of Exhibit F pursuant to which the Credit Parties (a) unconditionally guarantee, on a joint and several basis, payment of the Indebtedness, and (b) grant liens and security interests in the

“Collateral” as defined therein (including all Equity Interests in Guarantors and all Swap Agreements owned by each such Credit Party) in the favor of the Administrative Agent for the benefit of the Secured Parties to secure the Indebtedness, as the same may be amended, modified or supplemented from time to time.

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Immaterial Title Deficiencies” means, with respect to the Borrowing Base Properties, defects or clouds on title, discrepancies in reported net revenue and working interest ownership percentages and other Liens, defects, discrepancies and similar matters which do not, individually or in the aggregate, affect such Borrowing Base Properties with a value (which, for purposes hereof, shall mean the value the Administrative Agent attributes to any such Borrowing Base Property for purposes of the most recent redetermination of the Borrowing Base) greater than five percent (5%) of the value (which, for purposes hereof, shall mean the value the Administrative Agent attributes to all Borrowing Base Properties for purposes of the most recent redetermination of the Borrowing Base) of all such Borrowing Base Properties.

“Impacted Interest Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Indebtedness” means any and all amounts owing or to be owing by the Borrower, any Restricted Subsidiary or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to any Agent, the Issuing Bank or any Lender under any Loan Document, including all interest on any of the Loans (including any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Credit Party (or could accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such case, proceeding or other action); (b) to any Secured Swap Provider under any Swap Agreement, including any Swap Agreement in existence prior to the date hereof, but excluding any additional transactions or confirmations entered into (i) after such Secured Swap Provider ceases to be a Lender or an Affiliate of a Lender or (ii) after assignment by a Secured Swap Provider to another Secured Swap Provider that is not a Lender or an Affiliate of a Lender; (c) to any Bank Products Provider in respect of Bank Products; and (d) all renewals, extensions and/or rearrangements of any of the above; provided that solely with respect to any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act, Excluded Swap Obligations of such Credit Party shall in any event be excluded from “Indebtedness” owing by such Credit Party.

“Indemnified Taxes” means Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Guarantor under any Loan Document other than Excluded Taxes.

“Industry Competitor” means any Person (other than Borrower, any Guarantor or any of their Affiliates or Subsidiaries) that, directly or indirectly, is actively engaged as one of its principal businesses in lease acquisitions, exploration and production operations or development of oil and gas properties (including the drilling and completion of producing wells).

“Initial Reserve Report” means the report as of December 31, 2013 prepared by DeGolyer and MacNaughton, with respect to certain Oil and Gas Properties of the Credit Parties, as updated by the Borrower as of March 1, 2014.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Expense” means, for any period, the sum (determined without duplication) of the aggregate gross interest expense of the Borrower and the Consolidated Restricted Subsidiaries for such period, including to the extent included in interest expense under GAAP: (a) amortization of debt discount or premium, (b) capitalized interest and (c) the portion of any payments or accruals under Capital Leases allocable to interest expense, plus the portion of any payments or accruals under Synthetic Leases allocable to interest expense whether or not the same constitutes interest expense under GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one week or one, two, three or six months (or, with the consent of each Lender, twelve months) thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period (other than an Interest Period of one week) pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Redetermination” has the meaning assigned such term in Section 2.07(b).

“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded upward to four decimal places) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property (other than Equity Interests) of another Person that constitutes a business unit; or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i).

The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Commitment” at any time means an amount not in excess of the lesser of (a) 10% of the Borrowing Base in effect at such time and (b) the Aggregate Elected Commitment Amounts at such time.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption and any Person that shall have become a party hereto as an Additional Lender pursuant to Section 2.06(c), other than, in each case, any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and any Existing Letter of Credit.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Bank relating to any Letter of Credit.

“LIBO Rate” means, for any Interest Period, the London interbank offered rate administered by ICE Benchmark Administration (or any other person that takes over the administration of such rate for dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate (such as, but not limited to, Bloomberg) as shall be selected by the Administrative Agent from time to time in its reasonable discretion (the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that, (x) if any LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero and (y) if the LIBO Screen Rate shall not be available at such time for a period equal in length to such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate at such time; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero.

“LIBO Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a deed of trust, mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Borrower and its Restricted Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Fee Letter, and the Security Instruments.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lenders” means, (a) if there are less than three Lenders at such time, all Lenders, and (b) if there are three or more Lenders at such time, (i) at any time while no Loans or LC Exposure is outstanding, Lenders having greater than fifty percent (50%) of the Aggregate Maximum Credit Amounts; and (ii) at any time while any Loans or LC Exposure is outstanding, Lenders holding greater than fifty percent (50%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Maximum Credit Amounts and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Lenders.

“Material Acquisition” means any acquisition of Property or series of related acquisitions of Property that involves the payment of consideration by the Borrower and its Restricted Subsidiaries in excess of $10,000,000.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property, or financial condition of Credit Parties, taken as a whole, (b) the ability of the Credit Parties to perform their obligations under the Loan Documents, taken as a whole, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.

“Material Disposition” means any sale or other disposition of Property or series of related sales or other dispositions of Property that yields gross proceeds to the Borrower or any of its Restricted Subsidiaries in excess of $10,000,000.

“Material Indebtedness” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the Swap Termination Value of such Swap Agreement.

“Maturity Date” means May 7, 2019.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), (b) modified from time to time pursuant to Section 2.06(c), or (c) modified from time to time pursuant to any assignment permitted by Section 12.04(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means any Property owned by the Borrower or any Guarantor which is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Net Proceeds” means the aggregate cash proceeds received by a Credit Party in respect of any sale, lease, conveyance, disposition or other transfer of Property (including any cash subsequently received upon the sale or other disposition or collection of any noncash consideration received in any sale), any incurrence of Debt, or Casualty Event, net of (a) the direct costs relating to such sale of Property, incurrence of Debt or any Casualty Event (including legal, accounting and investment banking fees, and sales commissions paid to unaffiliated third parties), (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (c) Debt (other than the Indebtedness) which is secured by a Lien upon any of the assets being sold and which must be repaid as a result of such sale.

“New Borrowing Base Notice” has the meaning assigned such term in Section 2.07(d).

“Non-Consenting Lender” means any Lender that does not consent to a proposed agreement, amendment, waiver, consent or release with respect to this Agreement or any other Loan Document or to any increase in the Borrowing Base proposed by the Administrative Agent that, in each case, requires the consent of each Lender and has been approved by the Supermajority Lenders.

“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby

(including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise expressly provided herein, all references in this Agreement to “Oil and Gas Properties” refer to Oil and Gas Properties owned by the Borrower and its Restricted Subsidiaries, as the context requires.

“Other Connection Taxes” means, with respect to any Administrative Agent, Lender or Issuing Bank, Taxes imposed as a result of a present or former connection between such Administrative Agent, Lender or Issuing Bank and the jurisdiction imposing such Tax (other than connections arising from such Administrative Agent, Lender or Issuing Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing, excise, property or other similar Taxes, charges or levies arising from any payment made hereunder or from the execution, delivery, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04.

“Participant” has the meaning set forth in Section 12.04(c)(i).

“Participant Register” has the meaning set forth in Section 12.04(c)(i).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Unsecured Notes” means unsecured notes issued pursuant to Section 9.02(g).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (as defined in section 3(2) of ERISA) subject to Title IV of ERISA which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Subsidiary or an ERISA Affiliate.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Proved Developed Producing Reserves” or “PDP” means “proved developed producing oil and gas reserves” as such term is defined by the SEC in its standards and guidelines.

“Proved Reserves” or “TP” means collectively, “proved oil and gas reserves,” “proved developed producing oil and gas reserves,” “proved developed non-producing oil and gas reserves” (consisting of proved developed shut-in oil and gas reserves and proved developed behind pipe oil and gas reserves), and “proved undeveloped oil and gas reserves,” as such terms are defined by the SEC in its standards and guidelines.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.

“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).

“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).

“Qualified ECP Guarantor” means, in respect of any Swap Agreement, each Credit Party that (a) has total assets exceeding $10,000,000 at the time any guaranty of obligations under such Swap Agreement or grant of the relevant security interest becomes effective or (b) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).

“Register” has the meaning assigned such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Remedial Work” has the meaning assigned such term in Section 8.10(a).

“Required Lenders” means, (a) if there are less than three Lenders at such time, all Lenders, and (b) if there are three or more Lenders at such time, (i) at any time while no Loans or LC Exposure is outstanding, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Maximum Credit Amounts; and (ii) at any time while any Loans or LC Exposure is outstanding, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Maximum Credit Amounts and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Required Lenders.

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of the dates set forth in Section 8.12(a) (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the proved Oil and Gas Properties of the Credit Parties, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time and reflecting Swap Agreements in place with respect to such production.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer, the Chief Administrative Officer, or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any of its

Restricted Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any of its Restricted Subsidiaries or any option, warrant or other right to acquire any such Equity Interest in the Borrower or any of its Restricted Subsidiaries.

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Scheduled Redetermination” has the meaning assigned such term in Section 2.07(b).

“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Bank, the Bank Products Providers and Secured Swap Providers, and “Secured Party” means any of them individually.

“Secured Swap Provider” means any (a) Person that is a party to a Swap Agreement with the Borrower or any of its Restricted Subsidiaries that entered into such Swap Agreement before or while such Person was a Lender or an Affiliate of a Lender, whether or not such Person at any time ceases to be a Lender or an Affiliate of a Lender, as the case may be, or (b) assignee of any Person described in clause (a) above so long as such assignee is a Lender or an Affiliate of a Lender.

“Security Instruments” means the Guaranty and Pledge Agreement, mortgages, deeds of trust and other agreements, instruments or certificates described or referred to in Exhibit E, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than Swap Agreements with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Indebtedness, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Supermajority Lenders” means, (a) at any time while no Loans or LC Exposure is outstanding, Lenders having at least eighty percent (80%) of the Aggregate Maximum Credit Amounts; and (b) at any time while any Loans or LC Exposure is outstanding, Lenders holding at least eighty percent (80%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Maximum Credit Amounts and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Supermajority Lenders.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Swap Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b)

for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of United States federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments.

“Total Commitments Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Lenders on such day, and the denominator of which is the total Commitments of the Lenders in effect on such day.

“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties pursuant to the Security Instruments and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness by such Guarantor and such Guarantor’s grant of Liens on Mortgaged Properties, in each case, pursuant to the Security Instruments.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“Unrestricted Subsidiary” means any Foreign Subsidiary and any Subsidiary of the Borrower designated as such on Schedule 7.14 or which the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.06.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f).

“Wholly-Owned Subsidiary” means any Restricted Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or are owned by the Borrower and one or more of the Wholly-Owned Subsidiaries.

“Withholding Agent” means any Credit Party or the Administrative Agent.

Section 1.03 Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”. The word “will” as used in this Agreement shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import as used in this Agreement, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” as used in this Agreement means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which Borrower’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods; and provided further that if at any time any change in GAAP or interpretation thereof by the independent auditors of the Credit Parties would require that operating leases entered into in the ordinary course of business be treated in a manner similar to capital leases under GAAP, all financial covenants, requirements and terms in this Agreement shall continue to be calculated or construed as if such change in GAAP had not occurred and no operating lease shall be treated as a Capital Lease for any purpose hereunder. Notwithstanding anything herein to the contrary, for the purposes of calculating any of the ratios tested under Section 9.01, and the components of each of such ratios, all Unrestricted Subsidiaries, and their subsidiaries (including their assets, liabilities, income, losses, cash flows, and the elements thereof) shall be excluded, except for any cash dividends or distributions actually paid by any Unrestricted Subsidiary or any of its subsidiaries to the Borrower or any Restricted Subsidiary, which shall be deemed to be income to the Borrower or such Restricted Subsidiary when actually received by it.

ARTICLE II

THE CREDITS

Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans.

Section 2.02 Loans and Borrowings.

(a) Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of eight (8) Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d) Notes. If requested by a Lender, the Loans made by such Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A,

dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement, (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, or (iii) any Lender that becomes a party hereto in connection with an increase in the Aggregate Elected Commitment Amounts pursuant to Section 2.06(c), as of the effective date of such increase, payable to such Lender in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed. In the event that any Lender’s Maximum Credit Amount increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), the Borrower shall deliver or cause to be delivered, to the extent such Lender is then holding a Note, on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed, and each Lender shall return to the Borrower the Note so replaced. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note. Failure to make any such recordation shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile or, subject to Section 12.01(b), e-mail to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v) the amount of the then effective Borrowing Base, the Aggregate Elected Commitment Amounts, the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing); and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation by the Borrower that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Commitments (i.e., the least of (x) the Aggregate Maximum Credit Amounts, (y) the then effective Borrowing Base, and (z) the Aggregate Elected Commitment Amounts).

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Interest Elections.

(a) Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile or, subject to Section 12.01(b), e-mail to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower.

(c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing: (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05 Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.06 Termination and Reduction of Aggregate Maximum Credit Amounts; Increase and Reduction of Aggregate Elected Commitment Amounts.

(a) Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time any of the Aggregate Maximum Credit Amounts, the Borrowing Base or the Aggregate Elected Commitment Amounts is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(b) Optional Termination and Reduction of Aggregate Maximum Credit Amounts.

(i) The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (A) each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000, (B) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, (1) after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the total Commitments or (2) the Aggregate Maximum Credit Amounts would be less than $50,000,000 (unless, with respect to this clause (2), the Aggregate Maximum Credit Amounts are reduced to $0), and (C) upon any reduction of the Aggregate Maximum Credit Amounts that results in the Aggregate Maximum Credit Amounts being less than the Aggregate Elected Commitment Amounts, the Aggregate Elected Commitment Amounts shall be automatically reduced (ratably among the Lenders) so that they equal the Aggregate Maximum Credit Amounts as so reduced.

(ii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable; provided that a notice of termination of the Aggregate Maximum Credit Amounts delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the

Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated. Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

(c) Increase and Reduction of Aggregate Elected Commitment Amounts.

(i) Subject to the conditions set forth in Section 2.06(c)(ii), the Borrower may, at its election, increase the Aggregate Elected Commitment Amounts then in effect by increasing the Elected Commitment of one or more existing Lenders and/or by causing one or more Persons that are acceptable to the Administrative Agent and that at such time are not Lenders to become a Lender (each an “Additional Lender”). Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Additional Lender be the Borrower or an Affiliate of the Borrower.

(ii) Any increase in the Aggregate Elected Commitment Amounts shall be subject to the following additional conditions:

(A) such increase shall not be less than $10,000,000 unless (1) the Administrative Agent otherwise consents or (2) prior to giving effect to such increase, the Borrowing Base exceeds the Aggregate Elected Commitment Amounts by less than $10,000,000 and after giving effect to such increase, the Aggregate Elected Commitment Amounts will equal the Borrowing Base, and no such increase shall be permitted if after giving effect thereto the Aggregate Elected Commitment Amounts exceeds the Borrowing Base then in effect;

(B) following any Scheduled Redetermination Date, the Borrower may not increase the Aggregate Elected Commitment Amounts more than once before the next Scheduled Redetermination Date unless the Administrative Agent otherwise consents (it being understood that the Aggregate Elected Commitment Amounts may also be increased on any Scheduled Redetermination Date);

(C) no Default shall have occurred and be continuing on the effective date of such increase;

(D) on the effective date of such increase, no Eurodollar Borrowings shall be outstanding or if any Eurodollar Borrowings are outstanding, then the effective date of such increase shall be the last day of the Interest Period in respect of such Eurodollar Borrowings unless the Borrower pays compensation, if any, required by Section 5.02;

(E) no Lender’s Elected Commitment may be increased without the consent of such Lender;

(F) subject to Section 2.06(c)(ix) below, if the Borrower elects to increase the Aggregate Elected Commitment Amounts by increasing the Elected Commitment of one or more Lenders, the Borrower and each such Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit I (an “Elected Commitment Increase Certificate”) and the Borrower shall pay any applicable fees as may have been agreed to between the Borrower, such Lender and/or the Administrative Agent; and

(G) if the Borrower elects to increase the Aggregate Elected Commitment Amounts by causing one or more Additional Lenders to become a party to this Agreement, then the Borrower and each such Additional Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit J (an “Additional Lender Certificate”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500 for each Additional Lender which shall be payable by the Borrower to the Administrative Agent unless waived by the Administrative Agent, and the Borrower shall (1) if requested by any Additional Lender, deliver a Note payable to such Additional Lender in a principal amount equal to its Maximum Credit Amount, and otherwise duly completed and (2) pay any applicable fees as may have been agreed to between the Borrower, any Additional Lender and/or the Administrative Agent.

(iii) Subject to acceptance and recording thereof pursuant to Section 2.06(c)(iv), from and after the effective date specified in the Elected Commitment Increase Certificate or the Additional Lender Certificate (or if any Eurodollar Borrowings are outstanding, then the last day of the Interest Period in respect of such Eurodollar Borrowings, unless the Borrower has paid compensation, if any, required by Section 5.02): (A) the amount of the Aggregate Elected Commitment Amounts shall be increased as set forth therein, and (B) in the case of an Additional Lender Certificate, any Additional Lender party thereto shall be a party to this Agreement and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, the Lender or the Additional Lender, as applicable, shall be deemed to have purchased a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any Additional Lender, if applicable) shall hold its Applicable Percentage of the outstanding Loans (and participation interests in Letters of Credit) after giving effect to the increase in the Aggregate Elected Commitment Amounts and the resulting modification of each Lender’s Maximum Credit Amount pursuant to Section 2.06(c)(v).

(iv) Upon its receipt of a duly completed Elected Commitment Increase Certificate or an Additional Lender Certificate, executed by the Borrower and the Lender or by the Borrower and the Additional Lender party thereto, as applicable, the processing and recording fee referred to in Section 2.06(c)(ii) and the Administrative Questionnaire referred to in Section 2.06(c)(ii), if applicable, the Administrative Agent shall accept such Elected Commitment Increase Certificate or Additional Lender Certificate and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv). No increase in the Aggregate Elected Commitment Amounts shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.06(c).

(v) Upon any increase in the Aggregate Elected Commitment Amounts pursuant to this Section 2.06(c), (A) each Lender’s Maximum Credit Amount shall be automatically deemed amended to the extent necessary so that each such Lender’s Applicable Percentage equals the percentage of the Aggregate Elected Commitment Amounts represented by such Lender’s Elected Commitment, in each case after giving effect to such increase, (B) Annex I to this Agreement shall be deemed amended to reflect the Elected Commitment of each Lender (including any Additional Lender) as thereby increased, any changes in the Lenders’

Maximum Credit Amounts pursuant to the foregoing clause (A), and any resulting changes in the Lenders’ Applicable Percentages, and (C) the Borrower shall execute and deliver new Notes to the extent required under Section 2.02(d).

(vi) The Borrower may from time to time reduce the Aggregate Elected Commitment Amounts; provided that (A) each reduction of the Aggregate Elected Commitment Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 unless the Administrative Agent otherwise consents and (B) the Borrower shall not reduce the Aggregate Elected Commitment Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the Aggregate Elected Commitment Amounts.

(vii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Elected Commitment Amounts under Section 2.06(c)(vi) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(c)(vii) shall be irrevocable. Any termination or reduction of the Aggregate Elected Commitment Amounts shall be permanent and may not be reinstated, except pursuant to Section 2.06(c)(i). Each reduction of the Aggregate Elected Commitment Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

(viii) Upon any redetermination or other adjustment in the Borrowing Base pursuant to this Agreement that would otherwise result in the Borrowing Base becoming less than the Aggregate Elected Commitment Amounts, the Aggregate Elected Commitment Amounts shall be automatically reduced (ratably among the Lenders in accordance with each Lender’s Applicable Percentage) so that they equal such redetermined Borrowing Base (and Annex I shall be deemed amended to reflect such amendments to each Lender’s Elected Commitment and the Aggregate Elected Commitment Amounts).

(ix) Contemporaneously with any increase in the Borrowing Base pursuant to this Agreement, if (A) the Borrower elects to increase the Aggregate Elected Commitment Amounts ratably among the Lenders and (B) each Lender has consented to such increase in its Elected Commitment, then the Aggregate Elected Commitment Amounts shall be increased (ratably among the Lenders in accordance with each Lender’s Applicable Percentage) by the amount requested by the Borrower (subject to the limitations set forth in Section 2.06(c)(ii)(A)) without the requirement that any Lender deliver an Elected Commitment Increase Certificate, and Annex I shall be deemed amended to reflect such amendments to each Lender’s Elected Commitment and the Aggregate Elected Commitment Amounts. The Administrative Agent shall record the information regarding such increases in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv).

Section 2.07 Borrowing Base.

(a) Initial Borrowing Base. For the period from and including the Effective Date to but excluding the first Redetermination Date, the amount of the Borrowing Base shall be

$450,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments in between Scheduled Redeterminations from time to time pursuant to Section 2.07(e), Section 2.07(f) or Section 8.13(c).

(b) Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.07 (a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on April 1st and October 1st of each year (or, in each case, such date promptly thereafter as reasonably practicable), commencing October 1, 2014. In addition, the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Required Lenders, by notifying the Borrower thereof, one time between Scheduled Redeterminations, each elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.07.

(c) Scheduled and Interim Redetermination Procedure.

(i) Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 8.12(a) and (c), and, in the case of an Interim Redetermination, pursuant to Section 8.12(b) and (c), and (B) such other reports, data and supplemental information, including the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Required Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in its sole discretion, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt, the Credit Parties’ other assets, liabilities, fixed charges, cash flow, business, properties, management, hedged and unhedged exposure to price, interest rate and operating cost changes, and price and production scenarios) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time. In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts;

(ii) The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”) after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and

(iii) Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by all of the Lenders as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Lenders as provided in this Section 2.07(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If, at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or been deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.07(d). If, however, at the end of such 15-day period, all of the Lenders or the Required Lenders, as applicable, have not approved or been deemed to have approved, as aforesaid, then the Administrative Agent shall (A) notify the Borrower of the Proposed Borrowing Base and which Lenders have not approved or been deemed to have approved of the Proposed Borrowing Base, and (B) poll the Lenders to ascertain the highest Borrowing Base then acceptable to (x) in the case of a decrease or reaffirmation, a number of Lenders sufficient to constitute the Required Lenders and (y) in the case of an increase, all of the Lenders, and such amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(d).

(d) Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders or the Required Lenders, as applicable, pursuant to Section 2.07(c)(iii) or adjusted pursuant to Section 2.07(e) or (f), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders:

(i) in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the April 1st or October 1st (or, in each case, such date promptly thereafter as reasonably practicable), as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

(ii) in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.

Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.07(e), Section 2.07(f) or Section 8.13(c), whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination, Interim Redetermination, or adjusted Borrowing Base shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

(e) Reduction of Borrowing Base Upon Issuance of Permitted Unsecured Notes. In addition to the other redeterminations of the Borrowing Base provided for herein, and notwithstanding anything to the contrary set forth herein, upon the issuance of any Permitted Unsecured Notes permitted by Section 9.02(h) after the Effective Date, the Borrowing Base then in effect shall be automatically reduced by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Permitted Unsecured Notes (without regard to any initial issue discount), and, in each case, the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank, and the Lenders on such date until the next redetermination or modification of the Borrowing Base pursuant to this Agreement; provided, that, notwithstanding the foregoing to the contrary, no such reduction of the Borrowing Base shall occur with respect to (i) the first $300,000,000 of Permitted Unsecured Notes issued by the Borrower or any Restricted Subsidiary following the Effective Date or (ii) the issuance of any Permitted Unsecured Notes to refinance or replace any then existing Permitted Unsecured Notes (up to the principal amount of such refinanced Permitted Unsecured Notes plus accrued interest, any applicable premium and transaction expenses).

(f) Reduction of Borrowing Base upon Sale of Properties or Termination of Swap Agreements. In addition to the other redeterminations of the Borrowing Base provided for herein, if at any time the aggregate Borrowing Base Value of Properties sold or disposed of and Swap Agreements in respect of commodities terminated or otherwise monetized, in each case pursuant to Section 9.11(d), in any period between Redetermination Dates exceeds ten percent (10%) of the Borrowing Base as of the last Redetermination Date, then the Borrowing Base shall be automatically reduced, effective immediately upon such sale or disposition (or, in the case of a Swap Agreement, termination or other monetization) by an amount equal to the Borrowing Base Value of such Properties sold or disposed of and Swap Agreements in respect of commodities terminated or otherwise monetized. Immediately upon such reduction, if applicable, the Borrowing Base shall be automatically redetermined to reflect such reduction and shall become the new Borrowing Base effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders until the next redetermination or other adjustment of the Borrowing Base pursuant to this Agreement.

Section 2.08 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of its Restricted Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. The Existing Letters of Credit shall be deemed to have been issued hereunder as of the Effective Date. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than five (5) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:

(i) requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

(ii) specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

(iii) specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));

(iv) specifying the amount of such Letter of Credit;

(v) specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and

(vi) specifying the amount of the then effective Borrowing Base and the Aggregate Elected Commitment Amounts and whether a Borrowing Base Deficiency exists at such time, the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).

Each notice shall constitute a representation and warranty by the Borrower that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (x) the LC Exposure shall not exceed the LC Commitment and (y) the total Revolving Credit Exposures shall not exceed the total Commitments (i.e., the least of (1) the Aggregate Maximum Credit Amounts, (2) the then effective Borrowing Base and (3) the Aggregate Elected Commitment Amounts). No letter of credit issued by the Issuing Bank (if the Issuing Bank is not the Administrative Agent) shall be deemed to be a “Letter of Credit” issued under this Agreement unless the Issuing Bank has requested and received written confirmation from the Administrative Agent that the representations by Borrower contained in the foregoing clauses (x) and (y) are true and correct.

If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that, in the event of any conflict between such application or any Letter of Credit Agreement and the terms of this Agreement, the terms of this Agreement shall control.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date. Each Letter of Credit with a one (1) year term may provide for the renewal thereof for additional one (1) year periods; provided that no such period shall extend beyond the date described in clause (ii) of the preceding sentence.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, unless the Borrower has notified the Administrative Agent that it intends to reimburse all or part of such LC Disbursement without using Loan proceeds or has submitted a Borrowing Request with respect thereto, the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.08(e) to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.08(e)

to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, nor shall the provisions of Section 12.03 be construed to provide indemnity to the Issuing Bank with respect to any such failure or the consequences thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the

Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed the Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans. Interest accrued pursuant to this Section 2.08(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent (acting at the direction of the Required Lenders) demanding the deposit of cash collateral pursuant to this Section 2.08(j), (ii) the LC Exposure exceeds the LC Commitment at any time as a result of a reduction in the Borrowing Base or (iii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure (or such lesser amount as may be agreed to by the Required Lenders), in the case of the LC Exposure exceeding the LC Commitment, the amount of such excess, and in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or any Restricted Subsidiary described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any of its Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and the Guarantor’s obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(k) Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, and any LC Exposure exists at the time a Lender becomes a Defaulting Lender, then:

(i) all or any part of such LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 6.02 are satisfied at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.08(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 2.08(k), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.08(k), then the fees payable to the Lenders pursuant to Section 3.05(a) and Section 3.05(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or

(v) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.08(k), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) under Section 3.05(a) and letter of credit fees payable under Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated.

Notwithstanding any provision of this Agreement to the contrary, so long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.08(j), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.08(k)(i) (and any Defaulting Lender shall not participate therein).

(l) LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

ARTICLE III

PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01 Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

Section 3.02 Interest.

(a) ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin for ABR Loans, but in no event to exceed the Highest Lawful Rate.

(b) Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin for Eurodollar Loans, but in no event to exceed the Highest Lawful Rate.

(c) Post-Default Rate. Notwithstanding the foregoing, (i) if any Event of Default of the type described in Section 10.01(a), Section 10.01(b), Section 10.01(h), Section 10.01(i) or Section 10.01(j) has occurred and is continuing, or (ii) the Required Lenders so elect (or direct the Administrative Agent to so elect) in connection with the occurrence and continuance of any other Event of Default, then in each case all Loans outstanding shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate otherwise applicable to such Loans (including the Applicable Margin applicable with respect to such Loans), but in no event to exceed the Highest Lawful Rate. In the case of the foregoing clause (i), such increase in the interest rate shall become effective automatically upon the occurrence of any such Event of Default. In the case of the foregoing clause (ii), such increase in the interest rate shall become effective upon the election of the Required Lenders (or the election of the Administrative Agent at the direction of the Required Lenders).

(d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that interest accrued pursuant to Section 3.02(c) shall be payable on demand. In the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 3.04 Prepayments.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

(b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the Business Day of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06(b), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06(b). Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

(c) Mandatory Prepayments.

(i) If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), or any reduction of the Aggregate Elected Commitment Amounts pursuant to Section 2.06(b) or Section 2.06(c), the total Revolving Credit Exposures exceeds the total Commitments, then the Borrower shall (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).

(ii) Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07 (other than Section 2.07(e) and Section 2.07(f))

or Section 8.13(c), if there exists a Borrowing Base Deficiency, then the Borrower shall, within five (5) Business Days following receipt of the New Borrowing Base Notice or the date the adjustment occurs, as applicable, deliver written notice to the Administrative Agent stating the action which the Borrower proposes to take to eliminate such Borrowing Base Deficiency, and the Borrower shall thereafter, at its option, either:

(A) within thirty (30) days following its delivery of the Election Notice, by instruments reasonably satisfactory in form and substance to the Administrative Agent, provide the Administrative Agent with additional security consisting of Oil and Gas Properties owned by the Borrower or its Restricted Subsidiaries with value and quality satisfactory to the Administrative Agent and the Required Lenders in their sole discretion to eliminate such Borrowing Base Deficiency,

(B) within thirty (30) days following its delivery of the Election Notice, prepay without premium or penalty, the Borrowings in an amount sufficient to eliminate such Borrowing Base Deficiency and, if any Borrowing Base Deficiency remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.08(j),

(C) prepay (and thereafter pay), without premium or penalty, the principal amount necessary to eliminate such Borrowing Base Deficiency in not more than six (6) equal monthly installments plus accrued interest thereon with the first such monthly payment being due within thirty (30) days following the effectiveness of such redetermination or other adjustment of the Borrowing Base (and, if any Borrowing Base Deficiency remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.08(j)), or

(D) by any combination of prepayment and additional security as provided in the preceding clauses (A), (B) or (C), eliminate such Borrowing Base Deficiency; provided that all payments required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date.

(iii) Upon any adjustment to the Borrowing Base pursuant Section 2.07(e) or Section 2.07(f), if there exists a Borrowing Base Deficiency, the Borrower shall (A) prepay Borrowings in an aggregate principal amount, if any, necessary to fully eliminate such Borrowing Base Deficiency, and (B) if any Borrowing Base Deficiency remains after prepaying all Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.08(j). The Borrower shall make such prepayment and/or deposit of cash collateral on the date it receives notice from the Administrative Agent of such adjustment of the Borrowing Base.

(iv) Promptly following the incurrence of any Debt by any Credit Party (other than Debt permitted under Section 9.02), the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Proceeds received in respect of such Debt. Nothing in this paragraph is intended to permit any Credit Party to incur Debt other than as permitted under Section 9.02, and any such incurrence of Debt shall be a violation of Section 9.02 and a breach of this Agreement.

(v) Promptly following the receipt of Net Proceeds by any Credit Party in respect of any Casualty Event, the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of such Net Proceeds (to the extent that such Net Proceeds exceed the aggregate amount of $1,000,000 in any fiscal year); provided, that if the Borrower delivers to the Administrative Agent a certificate of a Responsible Officer to the effect that the Credit Parties intend to apply the Net Proceeds from such Casualty Event (or a portion thereof as specified in such certificate), within 180 days after receipt of such Net Proceeds, to purchase assets useful in the business of the Credit Parties, then, so long as no Default or Borrowing Base Deficiency then exists, no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate; provided further, that to the extent any such Net Proceeds have not been so applied by the end of such 180 day period, a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

(vi) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(vii) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

(d) No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

Section 3.05 Fees.

(a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused amount of the Commitment of such Lender during the period from and including the date of this Agreement to but excluding the Termination Date. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, provided that in no event shall such fee be less than $500 during any quarter, and (iii) to the Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent in the Fee Letter.

(d) Defaulting Lender Fees. Subject to Section 2.08(k), the Borrower shall not be obligated to pay the Administrative Agent any Defaulting Lender’s ratable share of the fees described in Section 3.05(a) and (b) for the period commencing on the day such Defaulting Lender becomes a Defaulting Lender and continuing for so long as such Lender continues to be a Defaulting Lender.

(e) Commitment Increase Fees. On the effective date of any increase to the total Commitments, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender (including any Additional Lender) whose Commitment is increasing on such date, a Commitment increase fee in an amount to be set forth in a separate written agreement.

ARTICLE IV

Payments; Pro Rata Treatment; Sharing of Set-offs

Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances, absent manifest error. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this

Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03 Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a), Section 2.08(d), Section 2.08(e) or Section 4.02, or otherwise hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. If at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding. After acceleration or maturity of the Loans, all principal will be paid ratably as provided in Section 10.02(c).

Section 4.04 Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Secured Parties of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, unless an Event of Default has occurred and is continuing, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Restricted Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Restricted Subsidiaries.

ARTICLE V

INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

Section 5.01 Increased Costs.

(a) Eurodollar Changes in Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii) subject any Lender to any Taxes (other than (A) Indemnified Taxes, or (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time, upon receipt of a certificate described in the following subsection (c), the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) and reasonably detailed calculations therefor shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 and reasonably detailed calculations therefor shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 5.03 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, except as required by applicable law; provided that if Withholding Agent shall be required by applicable law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions and (iii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrower. The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent, a Lender or the Issuing Bank as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower and shall be conclusive absent manifest error. Notwithstanding the foregoing, Borrower shall not be required to compensate any Administrative Agent, Lender or Issuing Bank pursuant to this Section 5.03(c) for any Indemnified Taxes to the extent that such Indemnified Taxes (i) are attributable to the period beginning 180 days after such Administrative Agent, Lender or Issuing Bank received written notice of the imposition of the Indemnified Taxes if such Administrative Agent, Lender or Issuing Bank has not made a written demand for compensation pursuant to this Section 5.03(c) within 180 days after the receipt of such written notice, and (ii) would not have been imposed if such Lender had designated a different lending office pursuant to Section 5.04(a) or such Lender had been replaced pursuant to Section 5.04(b).

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Withholding Agent, at the time or times prescribed by law or reasonably requested by the Withholding Agent, such properly completed and executed documentation prescribed by law or reasonably requested by the Withholding Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender shall deliver such other documentation prescribed by applicable law or reasonably requested by the Withholding Agent as will enable the Withholding Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(f)(ii)(A) and (ii)(B) and Section 5.03(g) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a “United States person” as defined in Section 7701(a)(30) of the Code,

(A) any Lender that is a “United States person” as defined in Section 7701(a)(3) of the Code shall deliver to the Withholding Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Withholding Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner; and

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Withholding Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Withholding Agent to determine the withholding or deduction required to be made.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Withholding Agent in writing of its legal inability to do so.

(g) FATCA. If a payment made to a Lender under this Agreement would be subject to United States federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.03(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) Tax Refunds. If an Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 5.03, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 5.03 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of such Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Administrative Agent or such Lender in the event such Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.03(h), in no event will the applicable Administrative Agent or Lender be required to pay any amount to the Borrower pursuant to this Section 5.03(h) the payment of which would place the applicable Administrative Agent or Lender in a less favorable net-after Tax position than such Administrative Agent or Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 5.03 shall not be construed to require any Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

Section 5.04 Mitigation Obligations; Replacement of Lenders.

(a) Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If (i) any Lender requests compensation under Section 5.01, (ii) the Borrower is required to pay any additional amount to any Lender or any

Governmental Authority for the account of any Lender pursuant to Section 5.03, (iii) any Lender is a Defaulting Lender, (iv) any Lender is a Non-Consenting Lender, or (v) any Lender has Affected Loans under Section 5.05, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent (and in the case of clause (iv) above, within thirty (30) days after the date such Lender becomes a Non-Consenting Lender), (A) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) or (B) require such Lender to be removed as a Lender under this Agreement and the other Loan Documents with a corresponding reduction in the Aggregate Elected Commitment Amounts and Aggregate Maximum Credit Amount equal to the Elected Commitment and Maximum Credit Amount, respectively, of such Lender; provided that (1) if a Lender is removed as a Lender hereunder, the Borrower has paid such Lender all amounts due and owing under this Agreement and the other Loan Documents, including all principal, accrued interest, fees and breakage costs, (2) in the case of a required assignment of interest, the Borrower shall have received the prior written consent of the Administrative Agent and the Issuing Bank, which consent shall not unreasonably be withheld, (3) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (4) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 5.05 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit (other than the Existing Letters of Credit) hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a) The Administrative Agent, the Arranger and the Lenders shall have received all commitment, facility and agency fees and all other fees and amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including the fees and expenses of Vinson & Elkins L.L.P., counsel to the Administrative Agent).

(b) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth (i) resolutions of its board of directors (or comparable governing body) with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower or such Guarantor (y) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and bylaws (or comparable organizational documents for any Credit Parties that are not corporations) of the Borrower and such Guarantor, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(c) The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor.

(d) The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(e) The Administrative Agent shall have received duly executed Notes payable to each Lender requesting a Note in a principal amount equal to its Maximum Credit Amount dated as of the date hereof.

(f) The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments, including the Guaranty and Pledge Agreement, the mortgages and the other Security Instruments described on Exhibit E. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall:

(i) be reasonably satisfied that the Liens under the Security Instruments will, upon the recording of the Security Instruments, be first priority, perfected Liens (subject only to Excepted Liens) on at least 80% of the total value of the proved Oil and Gas Properties evaluated in the Initial Reserve Report and on all other Property purported to be pledged as collateral pursuant to the Security Instruments; and

(ii) have received certificates, if any, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of each of the Guarantors.

(g) The Administrative Agent shall have received an opinion of Thompson & Knight LLP, special counsel to the Borrower.

(h) The Administrative Agent shall have received a certificate of insurance coverage of the Credit Parties evidencing that the Credit Parties are carrying insurance in accordance with Section 7.12.

(i) The Administrative Agent shall have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least 75% of the total value of the proved Oil and Gas Properties evaluated in the Initial Reserve Report.

(j) The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries. The Administrative Agent acknowledges that as of the Effective Date, it is reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries.

(k) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower has received all consents and approvals required by Section 7.03.

(l) The Administrative Agent shall have received the financial statements referred to in Section 7.04(a) and the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.12(c).

(m) The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Borrower and its Restricted Subsidiaries for each jurisdiction requested by the Administrative Agent; other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.

(n) The Administrative Agent shall have received, and satisfactorily completed its review of, all due diligence information regarding the Credit Parties as it shall have requested including information regarding litigation, tax matters, accounting matters, insurance matters, labor matters, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, contingent liabilities and other legal matters of the Borrower and its Subsidiaries.

(o) The capitalization structure and equity ownership of each Credit Party after giving effect to the Transactions shall be satisfactory to the Administrative Agent in all respects. The Administrative Agent acknowledges that as of the Effective Date, it is reasonably satisfied with the capitalization structure and equity ownership of each Credit Party after giving effect to the Transactions.

(p) The Administrative Agent shall have received from the Credit Parties, to the extent requested by the Lenders or the Administrative Agent, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(q) No litigation shall be pending or threatened in writing, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan, the issuance, amendment, renewal, extension or repayment of any Letter of Credit or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(r) The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

Without limiting the generality of the provisions of Section 11.04, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 6.01 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto. All documents executed or submitted pursuant to this Section 6.01 by and on behalf of the Borrower or any of its Restricted Subsidiaries shall be in form and substance satisfactory to the Administrative Agent and its counsel. The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 6.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Borrowing Base Deficiency shall have occurred and be continuing.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no event, development or circumstance has occurred or shall then exist that has resulted in a Material Adverse Effect.

(c) The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent (i) any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect such representation and warranty (as so qualified) shall continue to be true and correct in all respects.

(d) The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit (or an amendment, extension or renewal of a Letter of Credit) in accordance with Section 2.08(b), as applicable.

Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (c).

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

Section 7.01 Organization; Powers. Each of the Borrower and the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications would not reasonably be expected to have a Material Adverse Effect.

Section 7.02 Authority; Enforceability. The Transactions are within each Credit Party’s corporate, limited partnership, limited liability company, or other organizational powers and have been duly authorized by all necessary corporate, limited partnership, limited liability company, or other organizational and, if required, stockholder, partner, or member action (including any action required to be taken by any class of directors, partners, members, or managers, as applicable, of such Credit Party or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which each Credit Party is a party has been duly executed and delivered by such Credit Party and constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan

Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, would not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower or any Restricted Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Borrower or any Restricted Subsidiary or any of their Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Restricted Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Restricted Subsidiary (other than the Liens created by the Loan Documents).

Section 7.04 Financial Condition; No Material Adverse Change.

(a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2013, reported on by Hein & Associates LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b) Since December 31, 2013, there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

(c) Neither the Borrower nor any Restricted Subsidiary has on the date hereof any material Debt or any material contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements.

Section 7.05 Litigation.

(a) Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of a Responsible Officer of the Borrower, threatened in writing against or affecting the Borrower or any Restricted Subsidiary (i) as to which there is a reasonable likelihood of an adverse determination that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that challenge the validity or enforceability of any Loan Document.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 7.06 Environmental Matters. Except for such matters as set forth on Schedule 7.06 or that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Borrower:

(a) the Borrower and its Subsidiaries and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws.

(b) the Borrower and its Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and none of Borrower or its Subsidiaries has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied.

(c) there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to the knowledge of a Responsible Officer of the Borrower, threatened in writing against the Borrower or any Subsidiary or any of their respective Properties or as a result of any operations at such Properties.

(d) to the knowledge of a Responsible Officer of the Borrower, none of the Properties of the Borrower or any Subsidiary contain or have contained any: (i) underground storage tanks; (ii) asbestos-containing materials; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law.

(e) to the knowledge of a Responsible Officer of the Borrower, there has been no Release or threatened Release of Hazardous Materials at, on, under or from the Borrower’s or any Subsidiary’s Properties, except in compliance with applicable Environmental Laws; there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of a Responsible Officer of the Borrower, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property.

(f) neither the Borrower nor any Subsidiary has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Borrower’s or any Subsidiary’s Properties and, to the knowledge of a Responsible Officer of the Borrower, there are no conditions or circumstances that would reasonably be expected to result in the receipt of such written notice.

(g) to the knowledge of a Responsible Officer of the Borrower, there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Borrower’s or its Subsidiaries’ Properties that could reasonably be expected to form the basis for a claim for damages or compensation.

The Borrower and its Subsidiaries have provided to the Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in any of the Borrower’s or the Subsidiaries’ possession or control and relating to their respective Properties or operations thereon, in each case that have been requested in writing by the Administrative Agent.

Section 7.07 Compliance with the Laws and Agreements; No Defaults.

(a) Each of the Borrower and each Restricted Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, in each case except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Borrower nor any Restricted Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Borrower or a Restricted Subsidiary to Redeem or make any offer to Redeem under any indenture, note, credit agreement or similar instrument pursuant to which any Material Indebtedness is outstanding or by which the Borrower or any Restricted Subsidiary or any of their Properties is bound.

(c) No Default has occurred and is continuing.

Section 7.08 Investment Company Act. Neither the Borrower nor any Restricted Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate. No Tax Lien has been filed (other than Liens for Taxes not yet due and payable) and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge that would, if successfully asserted, have a Material Adverse Effect.

Section 7.10 ERISA. Except as would not reasonably be expected to have a Material Adverse Effect:

(a) The Borrower, its Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b) Each Plan is, and has been, established and maintained in substantial compliance with its terms, ERISA and, where applicable, the Code.

(c) No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d) Full payment when due has been made of all amounts which the Borrower, its Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.

(e) Neither the Borrower, its Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability other than for benefits accrued or claims incurred on or before such termination.

(f) Neither the Borrower, its Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 7.11 Disclosure; No Material Misstatements. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect (other than industry-wide risks normally associated with the types of business conducted by the Credit Parties to the extent that such risks do not have a disproportionate effect on the Credit Parties (in comparison to the effect of such risks on other similarly situated parties associated with such types of business)). Taken as a whole, none of the other reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower or any Restricted Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact (other than industry-wide risks normally associated with the types of business conducted by the Credit Parties to the extent that such risks do not have a disproportionate effect on the Credit Parties (in comparison to the effect of such risks on other similarly situated parties associated with such types of business)) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that (a) with respect to projected financial information, prospect information, geological and geophysical data and engineering projections, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and (b) as to statements, information and reports supplied by third parties, the Borrower represents only that it is not aware of any material misstatement or omission therein. There are no statements or conclusions known to a Responsible Officer or to the chief engineer of the Borrower in any Reserve Report which are based upon or include material misleading information or fail to take into account known material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower and its Restricted Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 7.12 Insurance. The Borrower has, and has caused all of its Restricted Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and its Restricted Subsidiaries. The Administrative Agent for itself and the benefit of the Lenders has been named as (i) additional insured in respect of such liability insurance policies and (ii) loss payee with respect to Property loss insurance covering Collateral.

Section 7.13 Restriction on Liens. Neither the Borrower nor any of its Restricted Subsidiaries is a party to any material agreement or arrangement (other than Capital Leases creating Liens permitted by Section 9.03(c), but then only on the Property subject of such Capital Lease), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent for the benefit of the Secured Parties on or in respect of their Properties to secure the Indebtedness and the Loan Documents.

Section 7.14 Subsidiaries. Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent from time to time (which shall promptly furnish a copy to the Lenders), which shall upon disclosure be deemed a supplement to Schedule 7.14, the Borrower has no Subsidiaries and the Borrower has no Foreign Subsidiaries. Schedule 7.14 identifies each Subsidiary as either Restricted or Unrestricted, and each Restricted Subsidiary on such schedule is a Wholly-Owned Subsidiary.

Section 7.15 Entity Information. The Borrower’s jurisdiction of organization is the State of Delaware; the name of the Borrower as listed in the public records of its jurisdiction of organization is Approach Resources Inc.; and the organizational identification number of the Borrower in its jurisdiction of organization is 3568006 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(k) in accordance with Section 12.01). Each Restricted Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization and organizational identification number in its jurisdiction of organization is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(k)).

Section 7.16 Properties; Titles, Etc.

(a) Each of the Borrower and the Restricted Subsidiaries has good and defensible title to the Borrowing Base Properties (other than, to the extent this representation and warranty is deemed to be made after the Effective Date, those Borrowing Base Properties (i) disposed of in compliance with Section 9.11 since the delivery of such Reserve Report, (ii) leases that have expired in accordance with their terms and (iii) with title defects disclosed in writing to the Administrative Agent) and good title to all of its material personal Properties, in each case, (x) free and clear of all Liens except Liens permitted by Section 9.03 and (y) with the exception of Immaterial Title Deficiencies. After giving full effect to the Excepted Liens, and with the exception of Immaterial Title Deficiencies, the Borrower or the Restricted Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Borrower or such Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Restricted Subsidiary’s net revenue interest in such Property.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, all oil and gas leases and agreements necessary for the conduct of the business of the Borrower and its Restricted Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases.

(c) Except as would not reasonably be expected to have a Material Adverse Effect, the rights and Properties presently owned, leased or licensed by the Borrower and its Restricted Subsidiaries (including all easements and rights of way) include all rights and Properties necessary to permit the Borrower and its Restricted Subsidiaries to conduct their business in the same manner as its business has been conducted prior to the date hereof.

(d) Except as would not reasonably be expected to have a Material Adverse Effect, all of the Properties of the Borrower and its Restricted Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e) The Borrower and each Restricted Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Restricted Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower and its Restricted Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as would not reasonably be expected to have a Material Adverse Effect.

Section 7.17 Maintenance of Properties. Except for such acts or failures to act as would not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Borrower and its Restricted Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Borrowing Base Properties. Specifically in connection with the foregoing, except for those as would not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Borrower or any Restricted Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) to the knowledge of the Borrower, none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Borrower or any Restricted Subsidiary is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Borrower or such Restricted Subsidiary. To the knowledge of the Borrower, all pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Restricted Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower or any of its Restricted Subsidiaries, in a manner consistent with the Borrower’s or its Restricted Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 7.17 would not reasonably be expected to have a Material Adverse Effect).

Section 7.18 Swap Agreements and Qualified ECP Guarantor. Schedule 7.18, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(e), sets forth, a true and complete list of all Swap Agreements of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the estimated net mark to market value thereof, all credit support agreements relating thereto not listed on Schedule 7.18 (including any margin required or supplied) and the counterparty to each such agreement. The Borrower is a Qualified ECP Guarantor.

Section 7.19 Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used for general corporate purposes. The Borrower and its Restricted Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.20 Solvency. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be expected to be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Borrower and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Borrower and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash it reasonably expects could be received by each of the Borrower and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be expected to be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Borrower and the Guarantors will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 7.21 Foreign Corrupt Practices. Neither the Borrower nor any of its Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Borrower, its Subsidiaries and its and their Affiliates have conducted their business in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 7.22 OFAC. Neither the Borrower nor any of its Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Borrower or any of its Subsidiaries is currently subject to any material United States sanctions administered by OFAC, and the Borrower will not directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any United States sanctions administered by OFAC.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 8.01 Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) Annual Financial Statements. On or before the fifth day after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions pursuant to Rule 12b-25 under the Securities Exchange Act of 1924, as amended) (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 95 days after the end of each such fiscal year), the audited consolidated balance sheet of the Borrower and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Hein & Associates LLP or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, which opinion shall not be materially qualified with a “going concern” or like qualification or exception (other than with respect to, or resulting from, (x) the occurrence of the Maturity Date within one year from the date such opinion is delivered or (y) any potential inability to satisfy the financial covenant in Section 9.01 on a future date or in a future period).

(b) Quarterly Financial Statements. On or before the fifth day after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions pursuant to Rule 12b-25 under the Securities Exchange Act of 1924, as amended), with respect to each of the first three fiscal quarters of each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 65 days after the end of each such fiscal quarter), the consolidated balance sheet of the Borrower and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c) Certificate of Financial Officer – Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a compliance certificate of a Financial Officer in substantially the form of Exhibit D hereto (i) certifying as to whether a Default then exists and, if a Default then exists, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01 and (iii) stating whether any change in GAAP or in the application thereof that is applicable to the Borrower has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(d) Certificate of Financial Officer – Consolidating Information. If, at any time, all of the Consolidated Subsidiaries of the Borrower are not Consolidated Restricted Subsidiaries, then concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all Consolidated Unrestricted Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of the Borrower.

(e) Certificate of Financial Officer – Swap Agreements. Concurrently with any delivery of financial statements under Section 8.01(a) and Section 8.01(b) and the delivery of each Reserve Report hereunder, a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the estimated net mark-to-market value therefor, any new credit support agreements relating thereto (other than the Loan Documents), any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(f) Certificate of Insurer – Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), one or more certificates of insurance coverage from the Borrower’s insurance broker or insurers with respect to the insurance required by Section 8.07, in form and substance reasonably satisfactory to the Administrative Agent, and, if requested by the Administrative Agent, all copies of the applicable policies.

(g) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be. Documents required to be delivered pursuant to Section 8.01(a), Section 8.01(b), and this Section 8.01(g) may be delivered electronically and shall be deemed to have been delivered on the date on which the Borrower posts such documents to EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR).

(h) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement with respect to Material Indebtedness, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(i) Notice of Sales of Oil and Gas Properties. In the event the Borrower or any Restricted Subsidiary intends to sell, transfer, assign or otherwise dispose of any Oil and Gas Properties or any Equity Interests in any Subsidiary in accordance with Section 9.11 with a fair market value in excess of $15,000,000 with respect to any single sale, reasonable prior written notice (and in any event not less than five Business Days’ prior notice) of such disposition, the price thereof and the anticipated date of closing and any other details thereof reasonably requested by the Administrative Agent or any Lender.

(j) Notice of Casualty Events. Prompt written notice, and in any event within five Business Days, of the occurrence of any Casualty Event.

(k) Information Regarding Borrower and Guarantors. Prompt written notice (and in any event within ten days prior thereto (or such shorter period as may be acceptable to Administrative Agent)) of any change (i) in the Borrower or any Guarantor’s name specified in its organizational documents, (ii) in the location of the Borrower or any Guarantor’s chief executive office or principal place of business, (iii) in the Borrower or any Guarantor’s identity or organizational structure or in the jurisdiction in which such Person is organized or formed, (iv) in the Borrower or any Guarantor’s organizational identification number in such jurisdiction of organization, and (v) in the Borrower or any Guarantor’s federal taxpayer identification number.

(l) Production Report and Lease Operating Statements. Concurrently with any delivery of each Reserve Report in connection with a Scheduled Redetermination, a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month, and setting forth the operator of record for the Oil and Gas Properties.

(m) Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, bylaws, certificate or articles of organization, regulations, any preferred stock designation or any other organic document of the Borrower or any Restricted Subsidiary.

(n) Issuance of Permitted Unsecured Notes. In the event the Borrower intends to issue any Permitted Unsecured Notes, prior written notice of such intended offering, the intended principal amount thereof and the anticipated date of closing and, upon the written request of the Administrative Agent, a copy of the preliminary offering memorandum (if any) and the final offering memorandum (if any).

(o) Other Requested Information. Promptly following any written request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary (including any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent may reasonably request.

Section 8.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent (and in any event within three Business Days) written notice of the following (and the Administrative Agent shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) the occurrence of any Default;

(b) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower or any other Credit Party not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, would reasonably be expected to result in a Material Adverse Effect; and

(c) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03 Existence; Conduct of Business. The Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.10.

Section 8.04 Payment of Obligations. The Borrower will, and will cause each Restricted Subsidiary to, pay its obligations, including Tax liabilities of the Borrower and all of its Subsidiaries, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Borrowing Base Property or any other material Property of the Borrower or any Subsidiary.

Section 8.05 Performance of Obligations under Loan Documents. The Borrower will pay the Notes according to the reading, tenor and effect thereof, and the Borrower will, and will cause each Restricted Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

Section 8.06 Operation and Maintenance of Properties; Subordination of Affiliated Operators’ Liens. Except, in each case, where the failure to comply would not reasonably be expected to have a Material Adverse Effect, and subject to clause (g) of this Section 8.06 below, the Borrower, at its own expense, will, and will cause each Restricted Subsidiary to:

(a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including applicable proration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom.

(b) maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its Borrowing Base Properties and other Properties material to the conduct of its business, including all equipment, machinery and facilities.

(c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Borrowing Base Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

(d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Borrowing Base Properties and other material Properties.

(e) operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

(f) upon the written request of the Administrative Agent from time to time, use commercially reasonable efforts to cause each Affiliate of the Borrower which operates any of the Borrower’s or its Restricted Subsidiaries’ Oil and Gas Properties to subordinate pursuant to agreements in form and substance satisfactory to the Administrative Agent, any operators’ Liens or other Liens in favor of such Affiliate in respect of such Oil and Gas Properties to the Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

(g) to the extent the Borrower is not the operator of any Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 8.06, but failure of the operator so to comply will not constitute a Default or an Event of Default hereunder.

Section 8.07 Insurance. The Borrower will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Administrative Agent for itself and for the benefit of the Lenders shall be named as (a) additional insureds in respect of such liability insurance policies, and (b) a loss payee with respect to property loss insurance covering Collateral and such policies shall provide that the Administrative Agent shall receive not less than 30 days’ prior notice of cancellation or non-renewal (or, if less, the maximum advance notice that the applicable carrier will agree to provide).

Section 8.08 Books and Records; Inspection Rights. The Borrower will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries are made in conformity with GAAP. The Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested.

Section 8.09 Compliance with Laws. The Borrower will, and will cause each Restricted Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 8.10 Environmental Matters.

(a) The Borrower shall at its sole expense: (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which would be reasonably expected to have a Material Adverse Effect; (ii) not Release or threaten to Release, and shall cause each Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties or any other property offsite the Property to the extent caused by the Borrower’s or any of its Subsidiaries’ operations except in compliance with applicable Environmental Laws, the Release or threatened Release of which would reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or its Subsidiaries’ Properties, which failure to obtain or file would reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion would reasonably be expected to have a Material Adverse Effect; and (v) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Borrower’s and its Subsidiaries’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement would reasonably be expected to have a Material Adverse Effect.

(b) The Borrower will promptly, but in no event later than five Business Days after a Responsible Officer of the Borrower obtains knowledge thereof, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority that has been threatened in writing or any threatened written demand or lawsuit by any Person against the Borrower or its Subsidiaries or their Properties of which the Borrower has knowledge in connection with any applicable Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $10,000,000, not fully covered by insurance, subject to normal deductibles.

Section 8.11 Further Assurances.

(a) The Borrower at its sole expense will, and will cause each Restricted Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Restricted Subsidiary, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any defect, error or inaccuracy in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

(b) The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Borrower or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.12 Reserve Reports.

(a) On or before March 15th and September 15th of each year, commencing September 15, 2014, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Credit Parties that are Qualified ECP Guarantors as of the immediately preceding January 1st and July 1st. The Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and the July 1 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify that such Reserve Report is based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.

(b) In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than forty-five (45) days following the receipt of such request.

(c) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer on behalf of the Borrower certifying that to his or her knowledge in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is based on information that was prepared in good faith based upon assumptions to be reasonable at the time, (ii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 9.15 with respect to its Borrowing Base Properties which would require the Borrower or any Restricted Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iii) none of their proved Oil and Gas Properties included in such Reserve Report have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list of its proved Oil and Gas Properties sold and in such other detail as reasonable required by the Administrative Agent, and (iv) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which (A) are not cancellable on sixty (60) days or less notice without penalty, (B) pertain to the sale of production at a fixed price and (C) have a maturity or expiry date longer than six (6) months from the date of the agreement.

Section 8.13 Title Information.

(a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), upon the request of the Administrative Agent, the Borrower will deliver, or make available for review at the Borrower’s offices, title information in form and substance acceptable to the Administrative Agent covering enough of the proved Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 75% of the total value of the proved Oil and Gas Properties evaluated by such Reserve Report.

(b) If the Borrower has provided title information for additional Properties under Section 8.13(a), the Borrower shall, within 60 days after notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (g) and (h) of such definition) having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative

Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 75% of the total value of the proved Oil and Gas Properties evaluated by such Reserve Report.

(c) If the Borrower is unable to cure (or elects not to cure) any title defect requested by the Administrative Agent or the Lenders to be cured within the 60-day period or the Borrower does not comply with the requirements to provide acceptable title information covering 75% of the value of the proved Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent and/or the Required Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Required Lenders are not satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 75% requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 75% of the value of the proved Oil and Gas Properties. This new Borrowing Base shall become effective immediately after receipt of such notice.

Section 8.14 Collateral and Guarantors.

(a) In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(vi)) to ascertain whether the Mortgaged Properties represent at least 80% of the total value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 80% of such total value, then the Borrower shall, and shall cause its Restricted Subsidiaries to, within sixty (60) days after the earlier to occur of (x) notice thereof from the Administrative Agent to the Borrower or (y) a Responsible Officer or the chief engineer of the Borrower becoming aware of such deficiency, grant to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (subject to Excepted Liens) on additional Oil and Gas Properties of the Credit Parties that are Qualified ECP Guarantors and which Oil and Gas Properties are not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 80% of such total value. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, mortgages, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its Oil and Gas Properties and such Restricted Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

(b) In the event that any Domestic Subsidiary incurs or guarantees any Debt or the Borrower creates or acquires any new Domestic Subsidiary that is a Restricted Subsidiary,

the Borrower shall promptly cause such Subsidiary to guarantee the Indebtedness pursuant to the Guaranty and Pledge Agreement by executing a supplement or joinder thereto in form and substance acceptable to the Administrative Agent. In connection with the creation or acquisition of any such Restricted Subsidiary, the Borrower shall cause the owner of Equity Interests in such Restricted Subsidiary to (i) execute and deliver a supplement to the Guaranty and Pledge Agreement (in form and substance acceptable to the Administrative Agent) pursuant to which such owner of such Equity Interests will confirm the pledge of all of the Equity Interests of such new Subsidiary and (ii) deliver original stock certificates, if any, evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof. In connection with the foregoing described in this clause (b), the Credit Parties shall execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(c) With respect to each Swap Agreement between any Credit Party and a Person that is not a Secured Swap Provider, the Borrower and each of its Restricted Subsidiaries shall take any commercially reasonable additional actions (other than the payment of any fee in consideration of same) required, if any, to cause all of its right, title and interest in each Swap Agreement to which it is a party to be collaterally assigned to the Administrative Agent, for the benefit of the Secured Parties, and shall use its commercially reasonable efforts (other than the payment of any fee in consideration of same) to cause each such agreement or contract to (i) expressly permit such assignment and (ii) upon the occurrence of any default or event of default under such agreement or contract, (A) to permit the Lenders to cure such default or event of default and assume the obligations of such Credit Party under such agreement or contract and (B) to prohibit the termination of such agreement or contract by the counterparty thereto if the Lenders assume the obligations of such Credit Party under such agreement or contract and the Lenders take the actions required under the foregoing clause (A). With respect to all other Swap Agreements entered into by any Credit Party, the Borrower and each of its Restricted Subsidiaries shall take all such actions referred to in the foregoing sentence upon the request of the Majority Lenders.

(d) Notwithstanding any provision in any of the Loan Documents to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) owned by any Credit Party included in the Mortgaged Property and no Building or Manufactured (Mobile) Home shall be encumbered by any Security Instrument; provided, that (A) the applicable Credit Party’s interests in all lands and Hydrocarbons situated under any such Building or Manufactured (Mobile) Home shall be included in the Mortgaged Property and shall be encumbered by the Security Instruments and (B) the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, permit to exist any Lien on any Building or Manufactured (Mobile) Home except Excepted Liens.

Section 8.15 ERISA Compliance. The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (a) if requested by the Administrative Agent, promptly after the filing thereof with the United States Secretary of Labor or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, and (b) except as would not reasonably be expected to have a Material Adverse Effect, immediately upon becoming aware of the occurrence of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.

Section 8.16 Marketing Activities. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (a) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (b) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries that the Borrower or one of its Restricted Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (c) other contracts for the purchase and/or sale of Hydrocarbons of third parties (i) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (ii) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Section 8.17 Unrestricted Subsidiaries. The Borrower:

(a) will cause the management, business and affairs of each of the Borrower and its Restricted Subsidiaries to be conducted in such a manner (including by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Borrower and its respective Restricted Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from the Borrower and the Restricted Subsidiaries.

(b) will not, and will not permit any of the Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries.

(c) will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, the Borrower or any Restricted Subsidiary.

Section 8.18 Commodity Exchange Act Keepwell Provisions. The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Credit Party (other than the Borrower) in order for such Credit Party to honor its obligations under its respective Guaranty and Pledge Agreement including obligations with respect to Swap Agreements (provided, however, that the Borrower shall only be liable under this Section 8.18 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.18, or otherwise under this Agreement or any Loan Document, as it relates to such other Credit Parties, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower under this Section 8.18 shall remain in full force and effect until all Indebtedness is paid in full to the Lenders, the Administrative Agent and all other Secured Parties, and all of the Lenders’ Commitments are terminated. The Borrower intends that this Section 8.18 constitute, and this Section 8.18 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE IX

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 9.01 Financial Covenants.

(a) Interest Coverage Ratio. The Borrower will not, as of the last day of any fiscal quarter, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 2.5 to 1.0.

(b) Current Ratio. The Borrower will not permit, as of the last day of any fiscal quarter, its ratio of (i) consolidated current assets of the Borrower and its Consolidated Restricted Subsidiaries (including the unused amount of the total Commitments (but only to the extent that the Borrower is permitted to borrow such amount under the terms of this Agreement, including Section 6.02 hereof), but excluding noncash assets under ASC 815) to (ii) consolidated current liabilities of the Borrower and its Consolidated Restricted Subsidiaries (excluding noncash obligations under ASC 815 and current maturities under this Agreement) to be less than 1.0 to 1.0.

Section 9.02 Debt. The Borrower will not, and will not permit any Restricted Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

(a) the Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Loan Documents.

(b) Debt of the Borrower and its Restricted Subsidiaries existing on the date hereof that is reflected on Schedule 9.02.

(c) Debt under Capital Leases not to exceed $10,000,000 in the aggregate at any one time outstanding.

(d) Debt associated with worker’s compensation claims, performance, bid, surety, or similar bonds or surety obligations required by Governmental Requirements or third parties in connection with the operation of the Oil and Gas Properties.

(e) intercompany Debt between the Borrower and any Restricted Subsidiary or between Restricted Subsidiaries to the extent permitted by Section 9.05(j); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or one of its Wholly-Owned Subsidiaries, and, provided further, that any such Debt owed by either the Borrower or a Guarantor shall be subordinated to the Indebtedness on terms set forth in the Guaranty and Pledge Agreement.

(f) endorsements of negotiable instruments for collection in the ordinary course of business.

(g) Debt in respect of unsecured notes; provided that, (i) no Default, Event of Default or Borrowing Base Deficiency exists at the time of the incurrence of such Debt or would result therefrom (including after giving effect to any automatic reduction in the Borrowing Base pursuant to Section 2.07(e)), (ii) such Debt does not require any scheduled amortization of principal or have a maturity date prior to 91 days after the Maturity Date, (iii) after giving effect to the incurrence of such Debt, the Borrower is in pro forma compliance with Section 9.01, (iv) the covenants and events of default contained in the documentation governing such Debt are not materially more onerous than the corresponding terms of this Agreement and the other Loan Documents (as determined in good faith by the Borrower), (v) the documents governing such Debt do not contain any mandatory prepayment or redemption provisions (other than customary change of control or asset sale tender offer provisions) which would require a mandatory prepayment or redemption of such Debt in priority to the Loans, and (vi) such Debt does not prohibit prior repayment of the Loans.

(h) Debt which represents an extension, refinancing, or renewal of any of the Permitted Unsecured Notes; provided that, (i) such Debt satisfies the conditions set forth in Section 9.02(g) (other than clause (iii) thereof), (ii) the principal amount of such Debt is not increased (other than by the costs, fees, premiums and expenses and by accrued and unpaid interest paid in connection with any such extension, refinancing or renewal) except in compliance with the preceding clause (g) (it being understood, for the avoidance of doubt, that any such increase in the principal amount of such Debt shall be deemed to be incurred under the preceding clause (g) and subject to Section 2.07(e) hereof), (iii) such extension, refinancing or renewal does not result in any principal amount owing in respect of Permitted Unsecured Notes becoming due earlier than the date that is 91 days after the Maturity Date, and (iv) if the Debt that is refinanced, renewed, or extended was subordinated in right of payment to the Indebtedness, then the terms and conditions of the refinancing, renewal, or extension Debt must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Debt.

(i) Debt owing to insurance providers and arising in connection with the financing of insurance premium payments in the ordinary course of business.

(j) Debt arising under Hedge Agreements permitted under Section 9.16.

(k) other Debt not to exceed $10,000,000 in the aggregate at any one time outstanding.

(l) Debt that represents a renewal, refinancing or extension (but, except to the extent permitted herein, not increases in (except to cover premiums or penalties) of any Debt described in the foregoing clauses of this Section 9.02 (other than clauses (a), (g) and (h)).

Section 9.03 Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens securing the payment of any Indebtedness.

(b) Excepted Liens.

(c) Liens securing Capital Leases permitted by Section 9.02(c) but only on the Property under lease.

(d) Liens, titles and interests of licensors of software and other intangible property licensed by such licensors to Borrower or any Restricted Subsidiary, restrictions and prohibitions on encumbrances and transferability with respect to such property and Borrower’s or such Restricted Subsidiary’s interests therein imposed by such licenses, and Liens and encumbrances encumbering such licensors’ titles and interests in such property and to which Borrower’s or such Restricted Subsidiary’s license interests may be subject or subordinate, in each case, whether or not evidenced by UCC financing statement filings or other documents of record, provided that such Liens do not secure Debt of Borrower or any Restricted Subsidiary and do not encumber Property of Borrower or any Restricted Subsidiary other than the Property that is the subject of such licenses.

(e) Liens on Property not constituting collateral for the Indebtedness and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate principal or face amount of all Debt secured under this Section 9.03(e) shall not exceed $10,000,000 at any time.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 9.03 (other than Liens securing the Indebtedness and Excepted Liens) may at any time attach to any Borrowing Base Properties.

Section 9.04 Dividends and Distributions and Payments in Respect of Permitted Unsecured Notes.

(a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except (i) the Borrower may declare and pay dividends or make distributions with respect to its Equity Interests payable solely in its Equity Interests (other than Disqualified Capital Stock), including options, warrants, or other rights to acquire Equity Interests in the Borrower (other than Disqualified Capital Stock), (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, and (iii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees or directors of the Borrower and its Subsidiaries, provided that the amount of any such Restricted Payments made pursuant to this clause (iii) in cash during any fiscal year of the Borrower shall not exceed the aggregate amount of $10,000,000, and

(b) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, prior to the date that is 91 days after the Maturity Date, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any principal in respect of any Permitted Unsecured Notes, except that:

(i) so long as (A) no Borrowing Base Deficiency or Event of Default exists or results therefrom and (B) after giving pro forma effect to such Redemption, the sum of (1) the Credit Parties’ unrestricted cash on hand plus (2) the unused amount of the total Commitments (but only to the extent that the Borrower is permitted to borrow such amount under the terms of this Agreement, including Section 6.02 hereof) is not less than the greater of (x) $50,000,000 and (y) 10% of the total Commitments then in effect, the Borrower or applicable Restricted Subsidiary may, substantially contemporaneously with its receipt of any cash proceeds from any issuance by the Borrower of Equity Interests in the Borrower, voluntarily prepay or otherwise Redeem any principal in respect of Permitted Unsecured Notes in an amount equal to the amount of the net cash proceeds received by the Borrower and/or Restricted Subsidiaries from such issuance of Equity Interests (other than Disqualified Capital Stock) of the Borrower; and

(ii) the Borrower may refinance Permitted Unsecured Notes in accordance with Section 9.02(h).

Section 9.05 Investments, Loans and Advances. The Borrower will not, and will not permit any Restricted Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a) Investments made prior to the Effective Date which are disclosed to the Lenders in Schedule 9.05 or reflected in the Initial Financial Statements.

(b) accounts receivable, deposits and payments arising and trade credit granted in the ordinary course of business.

(c) loans or advances to employees, officers or directors in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries, in each case only as permitted by applicable law, but in any event not to exceed $5,000,000 in aggregate at any time outstanding.

(d) Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 or from accounts receivable and other similar obligations arising in the ordinary course of business, which Investments are obtained by the Borrower or any Restricted Subsidiary as a result of a bankruptcy or other insolvency proceeding of, or difficulties in collecting from, the obligor in respect of such obligations.

(e) Investments constituting Debt permitted under Section 9.02.

(f) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.

(g) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s.

(h) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively.

(i) deposits in money market funds investing exclusively in Investments described in Section 9.05(f), Section 9.05(g) or Section 9.05(h).

(j) Investments (i) made by the Borrower in or to the Guarantors (or in or to a Person that contemporaneously therewith will become a Guarantor) and (ii) made by any Restricted Subsidiary in or to the Borrower or any Guarantor.

(k) subject to the limits in Section 9.07, Investments of the type described in clause (c) of the definition thereof in ownership interests in additional Oil and Gas Properties and oil and gas gathering, processing and transportation systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America including the outer continental shelf thereof.

(l) Investments in Unrestricted Subsidiaries, provided that the aggregate amount of all such Investments at any one time shall not exceed $10,000,000.

(m) subject to the limits in Section 9.07, Investments in businesses, operations and joint ventures which are incidental to or reasonably related to the businesses, operations and joint ventures conducted by the Credit Parties not to exceed $100,000,000 in the aggregate at any time.

(n) other Investments not to exceed $50,000,000 in the aggregate at any time.

Section 9.06 Designation and Conversion of Restricted and Unrestricted Subsidiaries.

(a) Unless designated as an Unrestricted Subsidiary on Schedule 7.14 as of the date hereof or thereafter, assuming compliance with Section 9.06(b), any Person that becomes a Domestic Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary. Any Foreign Subsidiary of the Borrower or any Restricted Subsidiary shall be an Unrestricted Subsidiary.

(b) The Borrower may designate by written notification thereof to the Administrative Agent, any Restricted Subsidiary, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (i) prior, and after giving effect, to such designation, neither a Default nor a Borrowing Base Deficiency would exist and (ii) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the Borrower’s direct and indirect ownership interest in such Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 9.05(l) or Section 9.05(n). Except as provided in this Section 9.06(b), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

(c) The Borrower may designate any Unrestricted Subsidiary (other than a Foreign Subsidiary) to be a Restricted Subsidiary if after giving effect to such designation, (i) the representations and warranties of the Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), (ii) no Default would exist and (iii) the Borrower complies with the requirements of Section 8.14, Section 8.17 and Section 9.13. Any such designation shall be treated as a cash dividend in an amount equal to the lesser of the fair market value of the Borrower’s direct and indirect ownership interest in such Subsidiary or the amount of the Borrower’s cash investment previously made for purposes of the limitation on Investments under Section 9.05(l) or Section 9.05(n).

Section 9.07 Nature of Business. The Borrower will not, and will not permit any Restricted Subsidiary to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company. The Borrower shall at all times remain organized under the laws of the United States of America or any State thereof or the District of Columbia.

Section 9.08 Proceeds of Notes. The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.19. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

Section 9.09 ERISA. Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower will not, and will not permit any Subsidiary to, at any time:

(a) engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code.

(b) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto.

(c) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to (i) any employee welfare benefit plan, as defined in section 3(1) of ERISA, including any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any liability, or (ii) any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 9.10 Mergers, etc. The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve; provided that (a) any Restricted Subsidiary may participate in a consolidation with the Borrower (provided that the Borrower shall be the continuing or surviving entity), and (b) any Restricted Subsidiary may participate in a consolidation with another Restricted Subsidiary.

Section 9.11 Sale of Properties and Termination of Swap Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property or to terminate or otherwise monetize any Swap Agreement in respect of commodities except for:

(a) the sale of Hydrocarbons in the ordinary course of business;

(b) farmouts of undeveloped acreage and assignments in connection with such farmouts;

(c) sales or transfers among the Credit Parties provided that the provisions of Section 8.14 are complied with to the extent applicable;

(d) the sale or transfer of equipment that is no longer necessary for the business of the Borrower or such Restricted Subsidiary or is replaced by equipment of at least comparable value and use;

(e) the sale or transfer of Oil and Gas Properties that are not Borrowing Base Properties or of any Equity Interests in any Unrestricted Subsidiary or any Restricted Subsidiary that does not own any Borrowing Base Property; and

(f) the sale or other disposition (including Casualty Events) of any other Oil and Gas Property or any interest therein or any of the Equity Interests in any Restricted Subsidiary owning Borrowing Base Properties and the termination or monetization of any Swap Agreement in respect of commodities; provided that

(i) no Default exists or results therefrom;

(ii) if such sale or disposition (or termination or monetization of any Swap Agreement) would result in an automatic reduction in the Borrowing Base pursuant to Section 2.07(f), (A) the Borrower shall have delivered reasonable prior written notice of such sale, disposition, termination or monetization to the Administrative Agent, (B) if a Borrowing Base Deficiency would result from such reduction in the Borrowing Base, the Borrower shall have prepaid Borrowings prior to or contemporaneously with such sale, disposition, termination or monetization to the extent that such prepayment would have been required under Section 3.04(c)(iii) after giving effect to such reduction in the Borrowing Base and (C) 100% of the consideration received in respect of such sale or other disposition or termination or monetization of any Swap Agreement shall be cash;

(iii) the consideration received in respect of such sale or other disposition or termination or monetization of any Swap Agreement in respect of commodities (other than any such sale, disposition, termination or monetization that does not result in an automatic reduction in the Borrowing Base pursuant to Section 2.07(f)) shall be cash, the assumption of liabilities (including indemnification obligations) related to the Properties sold or disposed, new Oil and Gas Properties and new commodity Swap Agreements acquired, or Investments permitted under Section 9.05;

(iv) the consideration received in respect of such sale or other disposition or termination or monetization of any Swap Agreement in respect of commodities shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Restricted Subsidiary subject of such sale or other disposition, or Swap Agreement subject of such termination or monetization (as reasonably determined by the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of the Borrower certifying to that effect); and

(v) if any such sale or other disposition is of a Restricted Subsidiary owning Oil and Gas Properties, such sale or other disposition shall include all the Equity Interests of such Restricted Subsidiary.

Section 9.12 Transactions with Affiliates. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any transaction, including any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Guarantors) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

Section 9.13 Subsidiaries. The Borrower will not, and will not permit any Restricted Subsidiary to, create or acquire any additional Restricted Subsidiary or redesignate an Unrestricted Subsidiary as a Restricted Subsidiary unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(b). The Borrower shall not, and shall not permit any Restricted Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Restricted Subsidiary except in compliance with Section 9.11. The Borrower will not permit any Person other than the Borrower or another Credit Party to own any Equity Interests in any Guarantor.

Section 9.14 Negative Pledge Agreements; Dividend and Other Restrictions. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than (i) this Agreement and the Security Instruments, (ii) agreements with respect to Debt secured by Liens permitted by Section 9.03(c) or Section 9.03(e), but then only with respect to the Property that is financed by such Debt, (iii) documents creating Liens which are described in clause (d) or (f) of the definition of “Excepted Liens”, but then only with respect to the Property that is the subject of the applicable lease or document described in such clause (d) or (f), and (iv) documents creating Liens which are permitted under Section 9.03(d), but then only with respect to Property that is the subject of the applicable document or license) that in any way prohibits or restricts the granting, conveying, creation or imposition of the Liens on any of its Property in favor of the Administrative Agent for the benefit of the Secured Parties that are created pursuant to the Security Instruments to secure the Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than the Loan Documents) that restricts any Restricted Subsidiary from paying dividends or making any other distributions in respect of its Equity Interests to the Borrower or any other Restricted Subsidiary.

Section 9.15 Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower will not, and will not permit any Restricted Subsidiary to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Restricted Subsidiary that would require the Borrower or such Restricted Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed one bcf of gas (on an mcf equivalent basis) in the aggregate.

Section 9.16 Swap Agreements.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Swap Agreements with any Person other than:

(i) subject to clause (b) of this Section 9.16, Swap Agreements with an Approved Counterparty in respect of commodities entered into not for speculative purposes the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is entered into, the percentage as set forth in the table below for each month during the applicable time periods of the reasonably anticipated production of crude oil, natural gas and natural gas liquids and condensate, calculated separately, from the Borrower’s and its Restricted Subsidiaries’ Oil and Gas Properties constituting Proved Reserves or Proved Developed Producing Reserves, as applicable as set forth below, as set forth on the most recent Reserve Report delivered pursuant to the terms of this Agreement:

Period (relative to the date such Swap Agreement is entered into)	Percentage Limitation
Months 1 – 24	85% of TP
Months 25 – 36	100% of PDP
Months 37 – 60	85% of PDP

; provided, however, that such Swap Agreements shall not, in any case, have a tenor of greater than five (5) years. It is understood that Swap Agreements in respect of commodities which may, from time to time, “hedge” the same volumes, but different elements of commodity risk thereof, shall not be aggregated together when calculating the foregoing limitations on notional volumes.

(ii) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows:

(A) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Restricted Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Credit Parties’ Debt for borrowed money which bears interest at a fixed rate, and which Swap Agreements shall not, in any case, have a tenor beyond the maturity date of such Debt, and

(B) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Restricted Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Credit Parties’ Debt for borrowed money which bears interest at a floating rate, and which Swap Agreements shall not, in any case, have a tenor beyond the maturity date of such Debt.

(b) If, after the end of any calendar quarter, commencing with calendar quarter ending June 30, 2014, the Borrower determines that the aggregate notional volumes of all Swap Agreements in respect of commodities for such calendar quarter (other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) exceeded 100% of actual production of Hydrocarbons in such calendar quarter, then the Borrower (i) shall promptly notify the Administrative Agent of such determination and (ii) if requested by the Required Lenders, shall within 30 days of such determination, terminate (only to the extent such terminations are permitted pursuant to Section 9.11), create off-setting positions, or otherwise unwind or monetize (only to the extent such unwinds or monetizations are permitted pursuant to Section 9.11) existing Swap Agreements such that, at such time, future hedging volumes will not exceed 100% of reasonably anticipated projected production for the then-current and any succeeding calendar quarters.

(c) In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any Restricted Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures other than any requirement, agreement or covenant to enter into or maintain the Security Instruments; provided, that, notwithstanding the foregoing, the Borrower and its Restricted Subsidiaries may request that Letters of Credit be issued hereunder for the benefit of, and to secure the obligations owing to, its counterparties in respect of commodity Swap Agreements so long as the aggregate amount of such Letters of Credit outstanding at any one time shall not exceed $10,000,000.

(d) The Borrower will not, and will not permit any Restricted Subsidiary to, terminate or monetize any Swap Agreement in respect of commodities without the prior written consent of the Required Lenders except to the extent such terminations are permitted pursuant to Section 9.11.

(e) For purposes of entering into or maintaining Swap Agreement trades or transactions under Section 9.16(a)(i) and Section 9.16(b), respectively, forecasts of reasonably anticipated production from the Borrower’s and its Restricted Subsidiaries’ Proved Reserves or Proved Developed Producing Reserves, as applicable, as set forth on the most recent Reserve Report delivered pursuant to the terms of this Agreement shall be revised to account for any increase or decrease therein anticipated because of information obtained by the Borrower or any of its Restricted Subsidiaries subsequent to the publication of such Reserve Report including the Borrower’s or any of its Restricted Subsidiaries’ internal forecasts of production decline rates for existing wells and additions to or deletions from anticipated future production from new wells and completed acquisitions coming on stream or failing to come on stream.

Section 9.17 Non-Qualified ECP Guarantors. The Borrower shall not permit any Credit Party that is not a Qualified ECP Guarantor to own, at any time, any Oil and Gas Properties or any Equity Interests in any Subsidiaries.

Section 9.18 Amendments to Permitted Unsecured Notes Documents. The Borrower will not, and will not permit any Restricted Subsidiary to, amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Permitted Unsecured Notes if (a) the effect thereof would be to shorten the maturity of the Permitted Unsecured Notes or shorten the average life or increase the amount of any payment of principal thereof or increase the rate or scheduled recurring fee or add call or pre-payment premiums or shorten any period for payment of interest thereon, (b) such action requires the payment of a consent fee (howsoever described), (c) such action increases the interest rate margins applicable to the Permitted Unsecured Notes or alters the calculation of interest thereunder, (d) such action adds or amends any representations and warranties, covenants or events of default to be more restrictive or burdensome than this Agreement without this Agreement being contemporaneously amended to add similar provisions or (e) such action adds or changes any redemption, put or prepayment provisions; provided that the foregoing shall not prohibit the execution of supplemental agreements to add guarantors if required by the terms thereof (provided that any such guarantor also guarantees the Indebtedness pursuant to the Guaranty and Pledge Agreement and each of Borrower and such guarantor otherwise complies with Section 8.14); and provided further that nothing in this Section 9.18 shall prohibit the Borrower from (i) extending, refinancing, or renewing of the Permitted Unsecured Notes pursuant to Section 9.02(h) or (ii) permitting any Restricted Subsidiary to extend, refinance or renew the Permitted Unsecured Notes pursuant to Section 9.02(h).

Section 9.19 Fiscal Year. The Borrower will not, and will not permit any Restricted Subsidiary to, change its fiscal year.

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise, and such failure shall continue unremedied for a period of one (1) Business Day.

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days.

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other material document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (or, to the extent that any such representation and warranty is qualified by materiality, such representation and warranty (as so qualified) shall prove to have been incorrect in any respect when made or deemed made).

(d) the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.02(a), Section 8.03, or in Article IX.

(e) the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after the Borrower’s receipt of written notice from the Administrative Agent of such violation (which notice will be given at the request of any Lender).

(f) the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, and such failure to pay shall extend beyond any applicable period of grace.

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any Restricted Subsidiary to make an offer in respect thereof.

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.

(i) the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(j) the Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (to the extent not covered by independent third party insurance provided by insurers satisfactory to Administrative Agent as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding, provided that a claim that is pending under review by such an insurer shall not be deemed “denied” for purposes of this clause (k)), shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment.

(l) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any Borrowing Base Property or any of the other material collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any Restricted Subsidiary or any of their Affiliates shall so state in writing.

(m) a Change in Control shall occur.

(n) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000.

Section 10.02 Remedies.

(a) In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

(b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c) All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

(i) first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii) second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Lenders;

(iii) third, pro rata to payment of accrued interest on the Loans;

(iv) fourth, pro rata to payment of principal outstanding on the Loans, LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time, and Indebtedness referred to in clause (b) of the definition of Indebtedness owing to Secured Swap Provider;

(v) fifth, pro rata to any other Indebtedness;

(vi) sixth, to serve as cash collateral to be held by the Administrative Agent to secure the remaining LC Exposure; and

(vii) seventh, any excess, after all of the Indebtedness shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Notwithstanding the foregoing, amounts received from the Borrower or any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Indebtedness other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Indebtedness described in clause fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Indebtedness pursuant to clause fourth above).

ARTICLE XI

THE AGENTS

Section 11.01 Appointment; Powers. Each of the Lenders and the Issuing Bank hereby irrevocably (subject to Section 11.06) appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 11.02 Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.

Section 11.03 Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders, Required Lenders or each Lender, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, no Agent (other than the Administrative Agent) shall have any obligation to perform any act in respect thereof. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders, Required Lenders or each Lender, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 11.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower, the Lenders and the Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05 Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower, and the Administrative Agent may be removed by the Required Lenders if the Administrative Agent in its capacity as a Lender is a Defaulting Lender pursuant to clause (d) of the definition thereof. Upon any such resignation or removal, the Majority Lenders shall have the right, in consultation with and upon the approval of the Borrower (so long as no Event of Default has occurred and is continuing) to appoint a successor that is a Lender. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation or removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 11.07 Agents as Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Section 11.08 No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent or the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Restricted Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.10 Authority of Administrative Agent to Release Collateral, Liens and Guarantors; Assignment of Swap Agreements.

(a) Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to take the following actions and the Administrative Agent hereby agrees to take such actions at the request of the Borrower:

(i) to release any Lien on any property granted to or held by Administrative Agent under any Loan Document (x) as provided for by such Loan Document, (y) that is, or is to be, sold, released or otherwise disposed of as permitted pursuant to the terms of the Loan Documents, or (z) if approved, authorized or ratified in writing by the Majority Lenders (or, if approval, authorization or ratification by all Lenders is required under Section 12.02(b), then by all Lenders);

(ii) to subordinate (or release) any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to any Lien on such Property that is permitted by Section 9.03(c);

(iii) to release any Guarantor from its obligations under the Guaranty and Pledge Agreement if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents; and

(iv) to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents necessary or useful to accomplish or evidence the foregoing.

(b) Notwithstanding anything contained in any of the Loan Documents to the contrary, no Person other than the Administrative Agent has any right to realize upon any of the Collateral individually, to enforce any Liens on Collateral, or to enforce the Guaranty and Pledge Agreement, and all powers, rights and remedies under the Security Instruments may be exercised solely by Administrative Agent on behalf of the Persons secured or otherwise benefitted thereby.

(c) By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Person secured by such Liens that is not a party hereto agrees to the terms of this Section 11.10.

(d) Each Lender hereby agrees (on behalf of itself and any of its Affiliates party to any Swap Agreement with Borrower or any Restricted Subsidiary) that the rights of the Borrower and the Restricted Subsidiaries under Swap Agreements with such Lender (or, if applicable, its Affiliate) may be included in the Collateral.

Section 11.11 The Arranger; Agents. Neither the Arranger nor any Agent (other than the Administrative Agent) shall have any duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to the Borrower, to it at Approach Resources Inc., One Ridgmar Centre, 6500 West Freeway, Suite 800, Fort Worth, Texas 76116, Attention: J. Ross Craft, Facsimile No. (817) 989-9001; with copy to: Sergei Krylov, One Ridgmar Centre, 6500 West Freeway, Suite 800, Fort Worth, Texas 76116, Facsimile No. (817) 989-9001; with a copy to: J. Curtis Henderson, One Ridgmar Centre, 6500 West Freeway, Suite 800, Fort Worth, Texas 76116, Facsimile No. (817) 989-9001;

(ii) if to the Administrative Agent or Issuing Bank, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor 7, IL1 0010, Chicago, Illinois 60603, Attention of Loan and Agency Services, (Facsimile No. (888) 292-9533), with a copy to JPMorgan Chase Bank, N.A., 2200 Ross Avenue, Floor 3, Dallas, Texas 75201-2787, Attention of Cathy Johann (Facsimile No. (214) 965-2884), and for all correspondence other than borrowings, continuation, conversion and Letter of Credit requests, 2200 Ross Avenue, Floor 3, Dallas, Texas 75201-2787, Attention of David Morris (Facsimile No. (214) 367-4405); and

(iii) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender, if any. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02 Waivers; Amendments.

(a) No failure on the part of the Administrative Agent, any other Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment, Elected Commitment or the Maximum Credit Amount of any Lender without the written consent of such Lender, (ii) increase the Borrowing Base without the written consent (or deemed approval, as set forth herein) of each Lender (other than any Defaulting Lender), decrease or maintain the Borrowing Base without the consent (or deemed consent, as set forth herein) of the Required Lenders, or modify Section 2.07 in any manner that results in an increase in the Borrowing Base without the consent of each Lender (other than any Defaulting Lender), (iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, (v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) waive or amend Section 3.04(c), Section 6.01, Section 10.02(c) or Section 12.14 or change the definition of the terms “Domestic Subsidiary”, “Foreign Subsidiary” or “Subsidiary”, without the written consent of each Lender (other than any Defaulting Lender), (vii) release any Guarantor (except as set forth in Section 11.10 or in the Guaranty and Pledge Agreement), release all or substantially all of the collateral (other than as provided in Section 11.10), or reduce the percentage set forth in Section 8.14(a) to less than 80%, without the written consent of each Lender (other than any Defaulting Lender), or (viii) change any of the provisions of this Section 12.02(b) or the definitions of “Majority Lenders”, “Required Lenders”, “Supermajority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender (other than any Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent, or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent or the Issuing Bank, as the case may be. Notwithstanding the foregoing, (x) any supplement to Schedule 7.14 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders, (y) the Borrower and the Administrative Agent may amend this Agreement or any other Loan Document without the consent of the Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document, and (z) the Administrative Agent and the Borrower (or other applicable Credit Party) may enter into any amendment, modification or waiver of this Agreement or any other Loan Document or enter into any agreement or instrument to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Mortgaged Property or Property to become Mortgaged Property to secure the Indebtedness for the benefit of the Lenders or as required by any Governmental Requirement to give effect to, protect or otherwise enhance the rights or benefits of any Lender under the Loan Documents without the consent of any Lender.

Section 12.03 Expenses, Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental invasive assessments and audits and surveys and appraisals provided for herein, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by any Agent (or any sub-agent thereof) in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iv) all out-of-pocket expenses incurred by any Agent, the Issuing Bank or, during the continuance of any Event of Default, by any Lender (including the fees, charges and disbursements of any counsel for any Agent, the Issuing Bank or, during the continuance of an Event of Default, any Lender) in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ARRANGER, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY OUTSIDE COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE BORROWER OR ANY RESTRICTED SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING (A) ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF

THE BORROWER AND ITS SUBSIDIARIES BY THE BORROWER AND ITS SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; provided THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (A) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, (B) RELATE TO CLAIMS BETWEEN OR AMONG ANY OF THE LENDERS, THE AGENTS, ARRANGER OR ANY OF THEIR SHAREHOLDERS, PARTNERS OR MEMBERS OR (C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF ANY AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, the Arranger or the Issuing Bank under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent, the Arranger or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Arranger or the Issuing Bank in its capacity as such.

(a) To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d) All amounts due under this Section 12.03 shall be payable promptly after written demand therefor.

Section 12.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement, and except for the foregoing Persons there are no third party beneficiaries to this Agreement.

(b) (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that no consent of the Borrower shall be required if such assignment is to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, is to any other assignee; and

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee payable by the assigning Lender of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(E) in no event may any Lender assign all or a portion of its rights and obligations under this Agreement to the Borrower, any Affiliate of the Borrower, any natural person, or an Industry Competitor; and

(F) no such assignment shall be made to a Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary of a Defaulting Lender.

(iii) Subject to Section 12.04(b)(iv) and the acceptance and recording thereof by the Administrative Agent, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount and Elected Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other Persons (other than the Borrower, any Affiliate of the Borrower or any natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) such Participant must first agree to comply with Section 12.11, (D) no such participation may be sold to a natural Person or an Industry Competitor, (E) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02(b) that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrower agrees that each

Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 and shall be subject to the requirements of and limitations in Section 5.01, 5.02, 5.03 and 5.05 (it being understood that the documentation required under Section 5.03(g) shall be delivered to the participating Lender, i.e., the Lender selling such participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b); provided that such Participant shall not be entitled at any time to receive any greater payment under Section 5.01 or Section 5.03, with respect to any participation, than its participating Lender would have been entitled to receive at such time. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant complies with Section 5.03(d) as though it were a Lender. Each Lender that sells participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.05 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 12.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the Guarantors to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 12.05 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b) To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g. .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Restricted Subsidiary against any of and all the obligations of the Borrower or any Restricted Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EITHER CASE LOCATED IN NEW YORK COUNTY, NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF

ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such

Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement for the express benefit of the Borrower containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 12.11, “Information” means all information received from the Borrower or any Restricted Subsidiary relating to the Borrower or any Restricted Subsidiary and their businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or a Restricted Subsidiary; provided that, in the case of information received from the Borrower or any Restricted Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America, the State of New York and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the

Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.

Section 12.13 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14 Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to the Secured Swap Providers with respect to any Swap Agreement including any Swap Agreement in existence prior to the date hereof, but excluding any additional transactions or confirmations entered into (a) after such Secured Swap Provider ceases to be a Lender or an Affiliate of a Lender or (b) after assignment by a Secured Swap Provider to another Secured Swap Provider that is not a Lender or an Affiliate of a Lender. No Lender or any Affiliate of a Lender shall have any voting or consent rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements.

Section 12.15 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, the Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries.

Section 12.16 USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

Section 12.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that: (a) (i) no fiduciary, advisory or (except with respect to maintaining a Register as expressly provided in Section 12.04) agency relationship between the Borrower and its Subsidiaries and the Administrative Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent or any Lender has advised or is advising the Borrower or any Subsidiary on other matters; (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent and the Lenders, on the other hand; (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate; and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Subsidiaries, or any other Person; (ii) neither the Administrative Agent nor the Lenders has any obligation to the Borrower or any of its Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Subsidiaries, and neither the Administrative Agent nor the Lenders has any obligation to disclose any of such interests to the Borrower or its Subsidiaries. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency (except with respect to maintaining a Register as provided in Section 12.04) or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 12.18 Amendment and Restatement. It is the intention of the parties hereto that this Agreement supersedes and replaces the Existing Credit Agreement in its entirety; provided, that, (a) such amendment and restatement shall operate to renew, amend, modify, extend and assign all of the rights, duties, liabilities and obligations of the Borrower under the Existing Credit Agreement and under the Existing Loan Documents, which rights, duties, liabilities and obligations are hereby renewed, amended, modified and extended, and shall not act as a novation thereof, and (b) the Liens securing the Indebtedness under and as defined in the Existing Credit Agreement and the rights, duties, liabilities and obligations of the Borrower and the Guarantors under the Existing Credit Agreement and the Existing Loan Documents to which they are a party shall not be extinguished but shall be carried forward and shall secure such obligations and liabilities as amended, renewed, extended and restated hereby. The parties hereto ratify and confirm each of the Existing Loan Documents entered into prior to the Effective Date (but excluding the Existing Credit Agreement) and agree that such Existing Loan Documents continue to be legal, valid, binding and enforceable in accordance with their terms (except to the extent amended, restated and superseded in connection with the transactions contemplated hereby), however, for all matters arising prior to the Effective Date (including the accrual and payment of interest and fees, and matters relating to indemnification and compliance with financial covenants), the terms of the Existing Credit Agreement (as unmodified by this Agreement) shall control and are hereby ratified and confirmed. The Borrower represents and warrants that, as of the Effective Date, there are no claims or offsets against, or defenses or counterclaims to, their obligations (or the obligations of any Guarantor) under the Existing Credit Agreement or any of the other Existing Loan Documents.

Section 12.19 True-up Loans. Upon the effectiveness of this Agreement, (a) each Lender who holds Loans in an aggregate amount less than its Applicable Percentage (after giving effect to this amendment and restatement) of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Lender’s participation in each Letter of Credit shall be automatically adjusted to equal its Applicable Percentage (after giving effect to this amendment and restatement), and (c) such other adjustments shall be made as the Administrative Agent shall specify so that each Lender’s Revolving Credit Exposure equals its Applicable Percentage (after giving effect to this amendment and restatement) of the total Revolving Credit Exposures of all of the Lenders. The loans and/or adjustments described in this paragraph are referred to herein as the “True-Up Loans”.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	APPROACH RESOURCES INC., a Delaware corporation

	By:	/s/ J. Ross Craft
J. Ross Craft
President and Chief Executive Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT – APPROACH RESOURCES INC.]

ADMINISTRATIVE AGENT AND LENDER:	JPMORGAN CHASE BANK, N.A. as Administrative Agent, a Lender and Issuing Bank

	By:	/s/ Michael A. Kamauf
Michael A. Kamauf
Authorized Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT – APPROACH RESOURCES INC.]

LENDERS:	KEYBANK NATIONAL ASSOCIATION, as a Lender

	By:	/s/ John Dravenstott
	Name:	John Dravenstott
	Title:	Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT – APPROACH RESOURCES INC.]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Kristan Spivey
Name:	Kristan Spivey
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT – APPROACH RESOURCES INC.]

FROST BANK, as a Lender

By:	/s/ Erica Spencer
Name:	Erica Spencer
Title:	Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT – APPROACH RESOURCES INC.]

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Muhammad A. Dhamani
Name:	Muhammad A. Dhamani
Title:	Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT – APPROACH RESOURCES INC.]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Nancy M. Mak
Name:	Nancy M. Mak
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT – APPROACH RESOURCES INC.]

COMERICA BANK, as a Lender

By:	/s/ Ekaterina V. Evessev
Name:	Ekaterina V. Evessev
Title:	Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT – APPROACH RESOURCES INC.]

WHITNEY BANK, as a Lender

By:	/s/ Liana Tchernysheva
Name:	Liana Tchernysheva
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT – APPROACH RESOURCES INC.]

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS AND ELECTED COMMITMENTS

Name of Lender	Applicable Percentage	Maximum Credit Amount	Elected Commitment
JPMorgan Chase Bank, N.A.	22.22222222%	$222,222,222.22	$100,000,000.00
KeyBank National Association	16.66666666%	$166,666,666.66	$75,000,000.00
Royal Bank of Canada	16.66666666%	$166,666,666.66	$75,000,000.00
Frost Bank	10.55555556%	$105,555,555.56	$47,500,000.00
Wells Fargo Bank, N.A.	10.55555556%	$105,555,555.56	$47,500,000.00
Capital One, National Association	7.77777778%	$77,777,777.78	$35,000,000.00
Comerica Bank	7.77777778%	$77,777,777.78	$35,000,000.00
Whitney Bank	7.77777778%	$77,777,777.78	$35,000,000.00

TOTAL	100.00%	$1,000,000,000.00	$450,000,000.00

Annex I

ANNEX II

EXISTING LETTERS OF CREDIT

Letter of Credit Number	Amount	Original Issue Date	Expiration Date
S-289175	$25,000.00	14-Dec-12	1-May-15
S-810371	$250,000.00	23-Mar-10	1-Apr-15
S-810372	$50,000.00	31-Mar-10	1-Aug-15

Annex II

EXHIBIT A

FORM OF NOTE

$[ ]	[ ], 20[ ]

FOR VALUE RECEIVED, Approach Resources Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to [                    ] (the “Lender”), at the principal office of JPMorgan Chase Bank, N.A., (the “Administrative Agent”), at [                    ], the principal sum of [                    ] Dollars ($[        ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books. Failure to make any such recordation shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note pursuant to Section 12.04 of the Credit Agreement.

This Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of May 7, 2014 among the Borrower, the Administrative Agent, and the other agents and lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Amended and Restated Credit Agreement as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to, and is subject to the terms and conditions set forth in, the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note. The Credit Agreement contains requirements for the transfer of this Note and the registration of such transfer.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

APPROACH RESOURCES INC., a Delaware corporation

By:
Name:
Title:

Exhibit A - 1

EXHIBIT B

FORM OF BORROWING REQUEST

[            ], 20[    ]

Approach Resources Inc., a Delaware corporation (the “Borrower”), pursuant to Section 2.03 of the Amended and Restated Credit Agreement dated as of May 7, 2014 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:

(i) Aggregate amount of the requested Borrowing is $[        ];

(ii) Date of such Borrowing is [            ], 20[    ];

(iii) Requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];

(iv) In the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto is [                    ];

(v) Amount of Borrowing Base in effect on the date hereof is $[        ] and the Aggregate Elected Commitment Amounts in effect on the date hereof is $[        ];

(vi) Total Revolving Credit Exposures on the date hereof before giving effect to the requested Borrowing (i.e., outstanding principal amount of Loans and total LC Exposure) is $[        ]; and

(vii) Pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing) is $[        ]; and

(viii) Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:

[                    ]

[                    ]

[                    ]

[                    ]

[                    ]

Exhibit B - 1

The undersigned certifies on behalf of the Borrower (and not individually) that he/she is the [                    ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower (and not individually) that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

APPROACH RESOURCES INC., a Delaware corporation

By:
Name:
Title:

Exhibit B - 2

EXHIBIT C

FORM OF INTEREST ELECTION REQUEST

[            ], 20[    ]

Approach Resources Inc., a Delaware corporation (the “Borrower”), pursuant to Section 2.04 of the Amended and Restated Credit Agreement dated as of May 7, 2014 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby makes an Interest Election Request as follows:

(i) The Borrowing to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (iii) and (iv) below shall be specified for each resulting Borrowing) is [                    ];

(ii) The effective date of the election made pursuant to this Interest Election Request is [            ], 20[    ];[and]

(iii) The resulting Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing][; and]

[(iv) [If the resulting Borrowing is a Eurodollar Borrowing] The Interest Period applicable to the resulting Borrowing after giving effect to such election is [                    ]].

The undersigned certifies on behalf of the Borrower (and not individually) that he/she is the [                    ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower (and not individually) that the Borrower is entitled to receive the requested continuation or conversion under the terms and conditions of the Credit Agreement.

APPROACH RESOURCES INC., a Delaware corporation

By:
Name:
Title:

Exhibit C - 1

EXHIBIT D

FORM OF

COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the [                    ] of Approach Resources Inc., a Delaware corporation (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower. With reference to the Amended and Restated Credit Agreement dated as of May 7, 2014 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”) among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become a party thereto, and such Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

(a) There exists no Default or Event of Default [or specify Default and describe].

(b) Attached hereto are the detailed computations necessary to determine whether the Borrower is in compliance with Section 9.01 as of the end of the [fiscal quarter][fiscal year] ending [                    ].

EXECUTED AND DELIVERED this [    ] day of [        ].

APPROACH RESOURCES INC., a Delaware corporation

By:
Name:
Title:

Exhibit D - 1

EXHIBIT E

SECURITY INSTRUMENTS AS OF THE EFFECTIVE DATE

(i) Amended and Restated Guaranty and Pledge Agreement dated as of May 7, 2014 among the Credit Parties and the Administrative Agent.

(ii) Amended and Restated Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement dated as of May 7, 2014 by Approach Oil & Gas Inc., as mortgagor, in favor of David Morris, as Trustee, for the benefit the Administrative Agent and the Secured Parties.

(iii) Amended and Restated Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement dated as of May 7, 2014 by Approach Resources I, LP, as mortgagor, in favor of David Morris, as Trustee, for the benefit the Administrative Agent and the Secured Parties.

(iv) Financing Statements in respect of the foregoing.

Exhibit E - 1

EXHIBIT F

FORM OF GUARANTY AND PLEDGE AGREEMENT

[attached]

Exhibit F - 1

AMENDED AND RESTATED GUARANTY AND PLEDGE AGREEMENT

THIS AMENDED AND RESTATED GUARANTY AND PLEDGE AGREEMENT (as it may be amended, restated, supplemented or modified from time to time, this “Agreement”) is entered into as of May 7, 2014, by and among each of the undersigned identified on the signature pages hereto as Grantors (together with any other entity that may become a party hereto as provided herein, each a “Grantor”, and collectively, the “Grantors”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) for the Lenders and the other Secured Parties.

PRELIMINARY STATEMENTS

A. Approach Resources Inc., a Delaware corporation, as borrower (the “Borrower”), the banks and financial institutions party thereto as lenders, the Administrative Agent, as administrative agent for the lenders, and the other agents party thereto, are parties to that certain Credit Agreement dated as of January 18, 2008 (such agreement, as amended, restated, replaced, modified or supplemented prior to the date hereof, the “Existing Credit Agreement”) pursuant to which, upon the terms and conditions stated therein, such lenders agreed to make loans and other extensions of credit to the Borrower.

B. As security for the obligations and indebtedness of the Borrower under the Existing Credit Agreement, the Grantors executed certain Collateral Documents (as defined in the existing Credit Agreement) including, without limitation, certain guaranty agreements and security agreements (such Collateral Documents, other than any mortgages and deeds of trust executed and delivered by the Grantors, in each case as amended prior to the date hereof, the “Prior Security Documents”) covering the collateral described and defined therein.

C. The Existing Credit Agreement will be amended and restated in its entirety as an Amended and Restated Credit Agreement dated as of the date hereof (as amended or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the Administrative Agent and the lenders from time to time party thereto (the “Lenders”), pursuant to which the Lenders have agreed to make loans and extend credit on behalf of the Borrower.

D. The Grantors and certain Bank Products Providers have entered or may enter into certain agreements regarding Bank Products (collectively, the “Secured Bank Products Agreements”).

E. The Grantors and Secured Swap Providers have entered or may enter into certain Swap Agreements (collectively, “Secured Swap Agreements” and, collectively with the Credit Agreement, the other Loan Documents and the Secured Bank Products Agreements, the “Secured Transaction Documents”).

F. Each Grantor other than the Borrower is a direct or indirect subsidiary of the Borrower for whose benefit the Borrower may and will borrow under the Credit Agreement, and each Grantor has determined that valuable benefits will be derived by it as a result of the Credit Agreement and the extension of credit made (and to be made) by the Lenders thereunder.

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G. The Administrative Agent, the Lenders and the other Secured Parties have conditioned their obligations under the Secured Transaction Documents upon the execution and delivery by the Grantors of this Agreement, and each Grantor has agreed to enter into this Agreement pursuant to which, among other things, (i) the Prior Security Documents are amended and restated in their entirety, (ii) the liens and assignments created and granted by the Prior Security Documents are ratified, confirmed, renewed, extended, amended and restated, and (iii) the Collateral is granted and assigned by each Grantor to the Administrative Agent to further secure all the Indebtedness owing to the Administrative Agent, the Lenders and the other Secured Parties under the Secured Transaction Documents.

THEREFORE, in order to comply with the terms and conditions of the Secured Transaction Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with the Administrative Agent, on behalf of the Secured Parties, to amend and restate the Prior Security Documents in their entirety as follows:

ARTICLE I

DEFINITIONS

1.1 Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2 Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Agreement or the Credit Agreement are used herein as defined in the UCC.

1.3 Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the introductory paragraph hereto and in the Preliminary Statements, the following terms shall have the following meanings:

“Article” means a numbered article of this Agreement, unless another document is specifically referenced.

“Collateral” shall have the meaning set forth in Article II.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Exhibit” refers to a specific exhibit to this Agreement, unless another document is specifically referenced.

“Paid In Full” means (a) the payment in full in cash of all principal, interest (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding) and premium, if any,

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on all Loans outstanding under the Credit Agreement, (b) the payment in full in cash or posting of cash collateral in respect of all other obligations or amounts that are outstanding under the Credit Agreement (other than indemnity obligations not yet due and payable of which any Grantor has not received a notice of potential claim), including the posting of the cash collateral for outstanding Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Issuing Bank have been made) as required by the terms of the Credit Agreement, (c) the termination of all Commitments under the Credit Agreement, (d) payment in full in cash of all amounts due and payable at such time under each Secured Bank Products Agreement (or collateralization of any obligations under such Secured Bank Products Agreement to the satisfaction of the counterparty to such Secured Bank Products Agreement), and (e) all Secured Swap Agreements secured hereby are either novated to the satisfaction of the counterparty to such Secured Swap Agreement or terminated and, if terminated, either all obligations thereunder are paid in full in cash or the Grantor party thereto has collateralized its obligations under such Secured Swap Agreement to the satisfaction of the counterparty to such Secured Swap Agreement.

“Pledged Collateral” means all Equity Interests in any Restricted Subsidiary now owned or hereafter acquired by any Grantor, whether or not physically delivered to the Administrative Agent pursuant to this Agreement, including, without limitation, the Equity Interests set forth on Exhibit B.

“Proceeds” shall have the meaning set forth in Article 9 of the UCC and, in any event shall include, without limitation, all dividends or other income from the Pledged Collateral, collections thereon or distributions or payments made with respect thereto.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Securities Account” shall have the meaning set forth in Article 8 of the UCC.

“Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a securities intermediary holding such Grantor’s assets, including funds and securities, or an issuer of Securities, and the Administrative Agent with respect to collection and control of all deposits, securities and other balances held in a Securities Account maintained by any Grantor with such securities intermediary.

“Security” has the meaning set forth in Article 8 of the UCC.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any Secured Party’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

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ARTICLE II

GUARANTEE

2.1 Guarantee.

(a) Each Grantor hereby absolutely and unconditionally guarantees the prompt, complete and full payment when due of the Indebtedness, no matter how such shall become due, and each Grantor other than the Borrower further guarantees that Borrower will properly and timely perform the Indebtedness and other obligations and liabilities of the Credit Parties under the Credit Agreement, Notes and other Loan Documents.

(b) Each Grantor covenants that, so long as any Lender has any Commitment or any Revolving Credit Exposure under the Credit Agreement, it will, and, if necessary and applicable, will enable the Borrower to, fully comply with the conditions, covenants, and agreements set forth in the Credit Agreement. Notwithstanding any contrary provision in this Agreement, however, each Grantor’s maximum liability under this Article II is limited, to the extent, if any, required so that its liability is not subject to avoidance under applicable Debtor Relief Laws.

(c) If any Grantor is or becomes liable for any indebtedness owing by any Credit Party to any Secured Party by endorsement or otherwise than under this Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of Secured Parties hereunder shall be cumulative of any and all other rights that Secured Parties may ever have against Grantor. The exercise by any Secured Party of any right or remedy hereunder or under any other instrument, at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

(d) In the event of default by the Borrower or any other Credit Party in payment of the Indebtedness, or any part thereof, when such Indebtedness becomes due, either by its terms or as the result of the exercise of any power to accelerate, each Grantor shall, on demand, and without further notice of dishonor and without any notice having been given to such Grantor previous to such demand of the acceptance by Secured Parties of this Agreement, and without any notice having been given to such Grantor previous to such demand of the creating or incurring of such Indebtedness, pay the amount due thereon to Secured Parties at Administrative Agent’s office as set forth in the Credit Agreement, and it shall not be necessary for any Secured Party, in order to enforce such payment by any Grantor, first, to institute suit or exhaust its remedies against Borrower, any other Grantor or others liable on such Indebtedness, to have the Borrower joined with any Grantor in any suit brought under this Agreement or to enforce its rights against any security which shall ever have been given to secure such indebtedness; provided, however, that in the event any Secured Party elects to enforce and/or exercise any remedies it may possess with respect to any security for the Indebtedness prior to demanding payment from any Grantor, such Grantor shall nevertheless be obligated hereunder for any and all sums still owing to Secured Parties on the Indebtedness and not repaid or recovered incident to the exercise of such remedies.

(e) Each Grantor hereby subordinates and makes inferior any and all indebtedness now or at any time hereafter owed by any Credit Party to any Grantor to the

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Indebtedness evidenced by the Credit Agreement and agrees if an Event of Default shall have occurred and be continuing, not to permit any Credit Party to repay, or to accept payment from any Credit Party of, such indebtedness or any part thereof without the prior written consent of Majority Lenders. Each Grantor further agrees that if Administrative Agent so requests, such indebtedness of Borrower to such Grantor shall be collected, enforced and received by such Grantor as trustee for Administrative Agent (for the benefit of the Secured Parties) and shall be paid over to Administrative Agent (for the benefit of the Secured Parties) on account of the Indebtedness but without reducing or affecting in any manner the liability of such Grantor under the other provisions of this Agreement.

(f) Each Grantor hereby agrees that to the extent that any Grantor shall have paid more than its proportionate share of any payment made hereunder, such Grantor shall be entitled to seek and receive contribution from and against any other Grantor hereunder which has not paid its proportionate share of such payment. Each Grantor’s right of contribution shall be subject to the terms and conditions of Section 2.1(g). The provisions of this Section 2.1(f) shall in no respect limit the obligations and liabilities of any Grantor to the Secured Parties, and each Grantor shall remain liable to the Secured Parties for the full amount guaranteed by such Grantor hereunder.

(g) Notwithstanding any payment made by any Grantor hereunder or any set off or application of funds of any Grantor by any Secured Party, no Grantor shall be entitled to be subrogated to any of the rights of any Secured Party against the Borrower or any Grantor or any Collateral security or guaranty or right of offset held by any Secured Party for the payment of the Indebtedness, nor shall any Grantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any Grantor in respect of payments made by such Grantor hereunder, until all amounts owing to the Secured Parties by the Credit Parties on account of the Indebtedness are Paid In Full. If any amount shall be paid to any Grantor on account of such subrogation rights at any time when all of the Indebtedness shall not have been Paid In Full, such amount shall be held by such Grantor in trust for Administrative Agent (for the benefit of the Secured Parties), segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to Administrative Agent (for the benefit of the Secured Parties) in the exact form received by such Grantor (duly endorsed by such Grantor to Administrative Agent, if required), to be applied against the Indebtedness whether matured or unmatured.

(h) If all or any part of the Indebtedness at any time is secured, each Grantor agrees that Administrative Agent and/or Lenders may at any time and from time to time, at their discretion and with or without valuable consideration, allow substitution or withdrawal of Collateral or other security and release Collateral or other security or compromise or settle any amount due or owing under the Credit Agreement or amend or modify in whole or in part the Credit Agreement or any Loan Document executed in connection with same without impairing or diminishing the Indebtedness of each Grantor hereunder. Each Grantor further agrees that if any Credit Party executes in favor of any Secured Party any collateral agreement, mortgage or other security instrument, the exercise by any Secured Party of any right or remedy thereby conferred on such Secured Party shall be wholly discretionary with such Secured Party, and that the exercise or failure to exercise any such right or remedy shall in no way impair or diminish the obligation of each Grantor hereunder. Each Grantor further agrees that Secured Parties and the

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Administrative Agent shall not be liable for their failure to use diligence in the collection of the Indebtedness or in preserving the liability of any person liable for the Indebtedness, and each Grantor hereby waives presentment for payment, notice of nonpayment, protest and notice thereof (including, notice of acceleration), and diligence in bringing suits against any Person liable on the Indebtedness, or any part thereof.

(i) Each Grantor agrees that Secured Parties, in their discretion, may (but subject to any applicable provisions of the Loan Documents) (i) bring suit against all Grantors (including, without limitation, each Grantor hereunder) of the Indebtedness jointly and severally or against any one or more of them, (ii) compound or settle with any one or more of such Grantors for such consideration as Secured Parties may deem proper, and (iii) release one or more of such Grantors from liability hereunder, and that no such action shall impair the rights of Secured Parties to collect the Indebtedness (or the unpaid balance thereof) from other such Grantors of the Indebtedness, or any of them, not so sued, settled with or released. Each Grantor agrees, however, that nothing contained in this paragraph, and no action by Secured Parties permitted under this paragraph, shall in any way affect or impair the rights or Indebtedness of such Grantors among themselves.

(j) Each Grantor acknowledges and agrees that any interest on any portion of the Indebtedness which accrues after the commencement of any insolvency or bankruptcy proceeding (or, if interest on any portion of the Indebtedness ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Indebtedness if said proceedings had not been commenced) shall be included in the Indebtedness because it is the intention of each Grantor and the Secured Parties that the Indebtedness which is guaranteed by each Grantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve any Credit Party of any portion of such Indebtedness. Each Grantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Secured Parties or Administrative Agent, or allow the claim of the Secured Parties or Administrative Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

(k) Notice to any Grantor of the acceptance of this Agreement and of the making, renewing or assignment of the Indebtedness and each item thereof, are hereby expressly waived by each Grantor.

ARTICLE III

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under the following property, whether now owned or hereafter acquired by or arising in favor of such Grantor (all of the following, collectively the “Collateral”):

(a) all Pledged Collateral now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence;

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(b) all of such Grantor’s right, title and interests in all Swap Agreements to which such Grantor is now or hereinafter becomes a party, whether now existing or hereinafter coming into existence; and

(c) all additions to, substitutions for and replacements, Proceeds, insurance proceeds and products of the foregoing, together with all books and records, and other records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Indebtedness.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Administrative Agent and the Secured Parties that:

4.1 Title, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 5.1(e), and has full power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit C, the Administrative Agent will have a validly perfected security interest in that Collateral of the Grantor in which a security interest may be perfected by filing, subject only to Excepted Liens identified in clause (a) of the definition thereof.

4.2 Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A. Such Grantor is a corporation, limited liability company or limited partnership duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation.

4.3 Exact Names. Such Grantor’s name in which it has executed this Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. Such Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.

4.4 No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Administrative Agent on behalf of the Secured Parties as the secured party and (b) as permitted by Section 5.1(e).

4.5 Pledged Collateral.

(a) Exhibit B sets forth a complete and accurate list of all Pledged Collateral owned by such Grantor. Such Grantor is the direct, sole beneficial owner and sole holder of record of the

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Pledged Collateral listed on Exhibit B as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties hereunder and Excepted Liens of the type described in clause (a) of the definition thereof. Such Grantor further represents and warrants that 1. all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, 2. with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible and 3. all such Pledged Collateral held by a securities intermediary, if any, is covered by a Securities Account Control Agreement.

(b) In addition, 1. none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, 2. there are existing no options, warrants, calls or commitments of any character whatsoever relating to such Pledged Collateral or which obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and 3. no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Agreement or for the execution, delivery and performance of this Agreement by such Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally or the filing of UCC financing statements.

(c) Such Grantor owns the issued and outstanding Equity Interests as set forth on Exhibit B.

4.6 Representations in Credit Agreement. With respect to each Grantor other than the Borrower, the representations and warranties in the Credit Agreement are incorporated herein by reference, the same as if stated verbatim herein as representations and warranties made by each Grantor, and each Grantor, jointly and severally represents and warrants that each of such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties are true and correct in all material respects as of such specified earlier date.

4.7 No Reliance. In executing and delivering this Agreement, each Grantor has (a) without reliance on Administrative Agent or any information received from Administrative Agent and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Borrower, the Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Indebtedness; (b) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower; (c) full and complete

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access to the Loan Documents and any other documents executed in connection with the Loan Documents; and (d) not relied and will not rely upon any representations or warranties of the Administrative Agent not embodied herein or any acts heretofore or hereafter taken by the Administrative Agent (including but not limited to any review by the Administrative Agent of the affairs of the Borrower).

ARTICLE V

COVENANTS

From the date of this Agreement, and thereafter until this Agreement is terminated, each Grantor agrees that:

5.1 General.

(a) Collateral Records. Such Grantor will maintain books of record and account with respect to the Collateral owned by it in accordance with Section 8.08 of the Credit Agreement, and furnish to the Administrative Agent, with sufficient copies for each of the Lenders, such reports relating to such Collateral in accordance with Section 8.08 of the Credit Agreement.

(b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Administrative Agent in order to maintain at least the priority described in Section 4.1 and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may 1. indicate such Grantor’s Collateral a. as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or b. by any other description which reasonably approximates the description contained in this Agreement, and 2. contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Such Grantor also agrees to furnish any such information to the Administrative Agent promptly upon reasonable request. Such Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c) Further Assurances. Such Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent, as often as the Administrative Agent requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may reasonably specify.

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(d) Disposition of Collateral. Such Grantor will not sell, assign, transfer, exchange or otherwise dispose of the Collateral owned by it except for dispositions permitted pursuant to Section 9.11 of the Credit Agreement.

(e) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except 1. the security interest created by this Agreement, 2. Excepted Liens and (iii) any other Liens permitted by Section 9.03 of the Credit Agreement.

(f) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except as permitted by Section 5.1(e). Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

5.2 Delivery of Certificated Securities. Such Grantor will i. deliver to the Administrative Agent immediately upon execution of this Agreement (subject to the last two sentences of this Section), the originals of all certificated Securities constituting Collateral owned by it (if any then exist), ii. hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any such certificated Securities constituting Collateral, and (c) upon the Administrative Agent’s request, deliver to the Administrative Agent a duly executed amendment to this Agreement, in the form of Exhibit D hereto (the “Amendment”), pursuant to which such Grantor will confirm the pledge such additional Collateral. Such Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral. Notwithstanding the foregoing to the contrary, the Borrower shall not be required to deliver originals of all certificated Securities in respect of Equity Interests in Approach Oil & Gas Inc. until the date that this 30 days following the date hereof. In connection with such delivery referred to in the immediately preceding sentence, the Borrower shall deliver blank stock powers in form and substance reasonably satisfactory to the Administrative Agent and an Amendment containing the applicable information regarding such certificates including the certificate number and number of shares.

5.3 Uncertificated Pledged Collateral; Securities Account Control Agreements; Article 8 Securities Matters. Such Grantor will permit the Administrative Agent from time to time during the continuance of an Event of Default to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated Securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated Securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Agreement. With respect to any Pledged Collateral owned by it, such Grantor will take any actions necessary to cause i. the issuers of uncertificated Securities which are Pledged Collateral and ii. any securities intermediary which is the holder of any such Pledged Collateral, to cause the Administrative Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor will, with respect to any such Pledged Collateral held with a securities

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intermediary, cause such securities intermediary to enter into a Securities Account Control Agreement. Such Grantor shall not permit (i) any Equity Interest which is included within the Collateral to at any time constitute a Security or (ii) the issuer of any such Equity Interest to take any action to have such interests treated as a Security unless Section 5.2 and this Section 5.3 are complied with.

5.4 Pledged Collateral.

(a) Changes in Capital Structure of Issuers. Such Grantor will not 1. permit or suffer any issuer of an Equity Interest constituting Pledged Collateral owned by it to dissolve, merge, liquidate, retire any of its Equity Interests or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Excepted Liens and sales of assets permitted pursuant to Section 5.1(d)) or merge or consolidate with any other entity (except as permitted by Section 9.10 of the Credit Agreement), or 2. vote any such Pledged Collateral in favor of any of the foregoing.

(b) Issuance of Additional Securities. Such Grantor will not permit or suffer the issuer of an Equity Interest constituting Pledged Collateral owned by it to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor.

(c) Grantors as Issuers. In the case of each Grantor that is an issuer of Pledged Collateral, such Grantor agrees that it will be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(d) Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Lenders during the continuance of an Event of Default.

(e) Exercise of Rights in Pledged Collateral.

(i)	Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Agreement, the Credit Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Administrative Agent in respect of such Pledged Collateral.

(ii)	Such Grantor will permit the Administrative Agent or its nominee at any time during the continuance of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest constituting such Pledged Collateral as if it were the absolute owner thereof.

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(iii)	Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement other than any of the following distributions and payments during the continuance of an Event of Default (collectively referred to as the “Excluded Payments”): a. dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; b. dividends and other distributions paid or payable in cash in respect of such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and c. cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Pledged Collateral; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Agreement; and

(iv)	All Excluded Payments and all other distributions in respect of any of the Pledged Collateral owned by such Grantor, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

5.5 No Interference. Each Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

5.6 Change of Name or Location. Such Grantor shall insure that Borrower gives the notices required in Section 8.01(j) of the Credit Agreement with respect to any change in such Grantor’s name, jurisdiction of organization, or the other matters addressed in such section of the Credit Agreement.

5.7 [reserved.]

5.8 Maintain Operations. Each Grantor covenants and agrees that until the Indebtedness is paid and performed in full, except as otherwise provided in the Credit Agreement or unless the requisite Lenders give their prior written consent to any deviation therefrom, it will

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(a) at all times maintain its existence and authority to transact business in any state or jurisdiction where such Grantor has assets and operations, except where the failure to maintain such existence or authority would not have a Material Adverse Effect, and (b) duly and punctually observe and perform all covenants applicable to such Grantor under the Credit Agreement and the other Loan Documents.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

6.1 Events of Default. The occurrence of any “Event of Default” under, and as defined in, the Credit Agreement shall constitute an Event of Default hereunder.

6.2 Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, or at the direction of the Required Lenders, shall, exercise any or all of the following rights and remedies:

(i)	those rights and remedies provided in this Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 6.2(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the Secured Parties prior to an Event of Default;

(ii)	those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under an Agreement;

(iii)	give notice of sole control or any other instruction under any Securities Account Control Agreement and take any action therein with respect to such Collateral;

(iv)	without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, collect, receive, process, appropriate, sell, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any location deemed appropriate by the Administrative Agent), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and

(v)	concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

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(b) The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d) Until the Administrative Agent is able to affect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, neither the Administrative Agent nor any Secured Party shall be required to 1. make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Indebtedness or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, 2. marshal the Collateral or any guarantee of the Indebtedness or to resort to the Collateral or any such guarantee in any particular order, or 3. effect a public sale of any Collateral.

(f) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or

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the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

(g) Each Grantor understands and agrees that any amounts of any Grantor on account with any Lender may, if an Event of Default shall have occurred and be continuing, be offset to satisfy the obligations of such Grantor hereunder.

6.3 Grantor’s Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuance of a Default, each Grantor will:

(a) assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at a Grantor’s premises or elsewhere; and

(b) permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy.

ARTICLE VII

ATTORNEY IN FACT; PROXY

7.1 Authorization for Secured Party to Take Certain Action.

(a) Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact 1. to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, 2. during the continuance of an Event of Default to endorse and collect any cash proceeds of the Collateral, 3. to file any financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, 4. to contact and enter into one or more agreements with the issuers of uncertificated Securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, 5. during the continuance of an Event of Default to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and 6. during the continuance of an Event of Default to do all other acts and things necessary to carry out this Agreement; and such Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing as required by Section 12.03 of the Credit Agreement; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Agreement, the Credit Agreement or under any other Loan Document.

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(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and Secured Parties, under this Section 7.1 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers.

7.2 Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (TO THE EXTENT SET FORTH IN SECTION 7.1 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE DURING THE CONTINUANCE OF AN EVENT OF DEFAULT ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF A DEFAULT.

7.3 Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VII IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.13. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

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ARTICLE VIII

GENERAL PROVISIONS

8.1 Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to 8.1.1 the date of any such public sale or 8.1.2 the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

8.2 Limitation on Administrative Agent’s and any Secured Party’s Duty with Respect to the Collateral. The Administrative Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent 8.2.1 to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition, 8.2.2 to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, 8.2.3 to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, 8.2.4 to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, 8.2.5 to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, or 8.2.6 to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that

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other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8.2.

8.3 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained herein will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees that the covenants of the Grantors contained herein shall be specifically enforceable against the Grantors.

8.4 Administrative Agent Performance of Grantor Obligations. Without having any obligation to do so, the Administrative Agent may during the continuance of an Event of Default perform or pay any obligation which any Grantor has agreed to perform or pay in this Agreement and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 8.4. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be Indebtedness payable on demand.

8.5 Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 5.1(d) and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 5.1(d)) shall be binding upon the Administrative Agent or the Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Majority Lenders.

8.6 No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any Lender to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No notice to or demand on any Grantor in any case shall, of itself, entitle such Grantor to any other or further notice or demand in similar or other circumstances. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 12.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Secured Parties until the Indebtedness have been Paid In Full.

8.7 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not

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entitled to be recorded or registered, in whole or in part. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

8.8 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Indebtedness, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Indebtedness, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Indebtedness shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.9 Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Administrative Agent or as permitted by Section 9.10 of the Credit Agreement. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Indebtedness or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, hereunder.

8.10 Survival of Representations. All representations and warranties of the Grantors contained in this Agreement shall survive the execution and delivery of this Agreement.

8.11 Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Agreement shall be paid by the Grantors, together with interest and penalties, if any, upon an pursuant to the terms set forth in Section 5.03 of the Credit Agreement. The Grantors shall reimburse the Administrative Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral), in each case upon and pursuant to the terms set forth in Section 12.03 of the Credit Agreement. Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

19

8.12 Headings. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

8.13 Termination. This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Indebtedness outstanding) until 8.13.1 the Commitments have terminated pursuant to the terms of the Credit Agreement and 8.13.2 all of the Indebtedness has been Paid In Full.

8.14 Highest Lawful Rate. No provision herein or in any promissory note, instrument or any other Loan Document executed any Grantor evidencing the Indebtedness shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate. If any excess of interest in such respect is provided for herein or in any such promissory note, instrument, or any other Loan Document, the provisions of this paragraph shall govern, and neither the Borrower nor any Grantor shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. The intention of the parties being to conform strictly to any applicable federal or state usury laws now in force, all promissory notes, instruments and other Loan Documents executed by Borrower or any Grantor evidencing the Indebtedness shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

8.15 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.

8.16 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.17 CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT, IN EITHER CASE, SITTING IN NEW YORK COUNTY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING

20

OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK COUNTY, NEW YORK.

8.18 WAIVER OF JURY TRIAL. EACH GRANTOR, THE ADMINISTRATIVE AGENT AND EACH SECURED PARTY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

8.19 Indemnity. Each Grantor hereby agrees to indemnify the Administrative Agent and the Secured Parties, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any Secured Party is a party thereto) imposed on, incurred by or asserted against the Administrative Agent or the Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Agreement, or the purchase, acceptance, rejection, ownership, delivery, possession, use, sale, or other disposition of any Collateral, in each case upon and pursuant to the terms set forth in Section 12.03 of the Credit Agreement.

8.20 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g. .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

8.21 Obligations Absolute. All obligations of each Grantor hereunder (including, without limitation, each such Grantor’s obligations under Article II), shall be absolute and unconditional irrespective of:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Indebtedness, by operation of law or otherwise, or any obligation of any other Grantor of any of the Indebtedness, or any default, failure or delay, willful or otherwise, in the payment or performance of the Indebtedness;

(b) any lack of validity or enforceability relating to or against Borrower, any other Credit Party or any other guarantor of any of the Indebtedness, for any reason related to the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Indebtedness, or any Governmental Requirements purporting to prohibit the payment by Borrower, any other Credit Party or any other guarantor of the Indebtedness of the principal of or interest on the Indebtedness;

(c) any modification or amendment of or supplement to the Credit Agreement or any other Loan Document;

21

(d) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Indebtedness, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Indebtedness, including any increase or decrease in the rate of interest thereon;

(e) any release, nonperfection or invalidity of any direct or indirect security for any obligation of any Credit Party under the Credit Agreement or any other Loan Document or any obligations of any other Grantor of any of the Indebtedness, any amendment or waiver of, or consent to departure from, any other guaranty or support document, any exchange, release or non-perfection of any Collateral, for all or any of the Loan Documents or Indebtedness, or any action or failure to act by Administrative Agent, any Lender or any Affiliate of any Lender with respect to any Collateral securing all or any part of the Indebtedness;

(f) any change in the corporate existence, structure or ownership of Borrower, any other Credit Party or any other guarantor of any of the Indebtedness, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrower, any other Credit Party or any other guarantor of the Indebtedness, or any of their assets or any resulting release of discharge of any obligation of Borrower, any other Credit Party or any other guarantor of any of the Indebtedness;

(g) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Loan Document or Indebtedness;

(h) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Credit Agreement, any other Loan Document, any other agreement or instrument or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of any Grantor; or

(i) any other act or omission to act or delay of any kind by Borrower, any other Credit Party, any other guarantor of the Indebtedness, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Grantor’s obligations hereunder.

8.22 Release. Each Grantor consents and agrees that the Administrative Agent may at any time, or from time to time, in its discretion:

(a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Indebtedness; and

(b) exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Administrative Agent in connection with all or any of the Indebtedness; all in such manner and upon such terms as the Administrative Agent may deem proper, and without notice to or further assent from any Grantor, it being hereby agreed that each Grantor

22

shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Indebtedness may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Indebtedness.

8.23 Survival of Prior Obligations. The Credit Agreement and any Notes issued in connection therewith have been given in renewal, extension, rearrangement and increase, and not in extinguishment of the obligations under the Existing Credit Agreement and the notes and other documents related thereto. All Liens and security interests securing the Existing Credit Agreement and the obligations relating thereto, including the Liens, assignments and security interests of the Prior Security Documents, are hereby ratified, confirmed, renewed, extended, amended and restated as security for the Indebtedness by this Agreement with the same priority as the Prior Security Documents. None of the Liens and security interests created pursuant to the Prior Security Documents are released or impaired hereby. Additionally, the substantive rights and obligations of the parties hereto shall be governed by this Agreement, rather than the Prior Security Documents.

8.24 Commodity Exchange Act Keepwell Provisions. To the extent that such Grantor is a Qualified ECP Guarantor, such Guarantor hereby guarantees the payment and performance of all Indebtedness of each Credit Party and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Credit Party in order for such Credit Party to honor its obligations under its respective Security Instruments including obligations with respect to Swap Agreements (provided, however, that each such Grantor shall only be liable under this Section 8.24 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.24, or otherwise under this Agreement or any Loan Document, as it relates to such other Credit Parties, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of such Grantors under this Section 8.24 shall remain in full force and effect until all Indebtedness is Paid In Full. Each such Grantor intends that this Section 8.24 constitute, and this Section 8.24 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

8.25 Additional Grantors. Each Person that is required to become a party to this Agreement pursuant to Section 8.14(b) of the Credit Agreement and is not a signatory hereto shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Person of an Assumption Agreement in the form of Annex I hereto.

ARTICLE IX

NOTICES

9.1 Sending Notices. Any notice required or permitted to be given under this Agreement shall be sent by United States mail, facsimile, personal delivery or nationally established overnight courier service, and shall be deemed received 9.1.1 when received, if sent by hand or overnight courier service, or mailed by certified or registered mail notices or 9.1.2 when sent, if sent by facsimile (except that, if not given during normal business hours for the

23

recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), in each case addressed to the Grantors at the notice address set forth on Exhibit A, and to the Administrative Agent and the Lenders at the addresses set forth in accordance with Section 12.01 of the Credit Agreement.

9.2 Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X

THE ADMINISTRATIVE AGENT

JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Secured Parties hereunder pursuant to Article XI of the Credit Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article XI. Any successor Administrative Agent appointed pursuant to Article XI of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[Signature Pages Follow]

24

IN WITNESS WHEREOF, the Borrower, the Grantors and the Administrative Agent have executed this Agreement as of the date first above written.

GRANTORS:

APPROACH RESOURCES INC., a Delaware corporation

By:
	Name:	Sergei Krylov
	Title:	Executive Vice President and Chief Financial Officer

APPROACH MIDSTREAM HOLDINGS LLC, a Delaware limited liability company

By:
	Name:	Sergei Krylov
	Title:	Executive Vice President and Chief Financial Officer

APPROACH OIL & GAS INC., a Delaware corporation

By:
	Name:	Sergei Krylov
	Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED GUARANTY AND PLEDGE AGREEMENT –

APPROACH RESOURCES INC.]

APPROACH SERVICES, LLC, a Delaware limited liability company

By:
	Name:	Sergei Krylov
	Title:	Executive Vice President and Chief Financial Officer

APPROACH DELAWARE, LLC, a Delaware limited liability company

By:
	Name:	Sergei Krylov
	Title:	Executive Vice President and Chief Financial Officer

APPROACH OPERATING, LLC, a Delaware limited liability company

By:
	Name:	Sergei Krylov
	Title:	Executive Vice President and Chief Financial Officer

APPROACH RESOURCES I, LP, a Texas limited partnership

By:	APPROACH OPERATING, LLC,
a Delaware limited liability company,
its general partner

By:
	Name:	Sergei Krylov
	Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED GUARANTY AND PLEDGE AGREEMENT –

APPROACH RESOURCES INC.]

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., as administrative agent

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED GUARANTY AND PLEDGE AGREEMENT –

APPROACH RESOURCES INC.]

EXHIBIT A

(See Sections 4.2 and 9.1 of Amended and Restated Guaranty and Pledge Agreement)

NOTICE AND ENTITY INFORMATION

Notice Address for all Grantors:

c/o Approach Oil & Gas Inc.

One Ridgmar Centre

6500 West Freeway, Suite 800

Fort Worth, Texas 76116

Attention:	Sergei Krylov
Facsimile:	(817) 989-9001

INFORMATION

Name of Grantor	Jurisdiction of Organization	Type of Entity	Organizational Identification Number	Federal Tax Identification Number
Approach Resources Inc.	Delaware	Corporation	3568006	51-0424817
Approach Midstream Holdings LLC	Delaware	Limited liability company	5178557	45-5634122
Approach Oil & Gas Inc.	Delaware	Corporation	3884265	20-1997957
Approach Operating, LLC	Delaware	Limited liability company	3726605	54-2131981
Approach Delaware, LLC	Delaware	Limited liability company	3726606	20-0507483
Approach Services, LLC	Delaware	Limited liability company	4666872	45-4733806
Approach Resources I, LP	Texas	Limited partnership	800269474	20-0415316

A-1

EXHIBIT B

(See Section 4.5 of Amended and Restated Guaranty and Pledge Agreement)

LIST OF PLEDGED COLLATERAL

EQUITY INTERESTS

Name of Grantor	Issuer	Certificate Number(s) (if applicable)	Number of Shares (if applicable)	Class of Equity Interests	Percentage of Outstanding Equity Interests in Issuer owned by Grantor
Approach Resources Inc.	Approach Midstream Holdings LLC	N/A	N/A	Membership Interests	100%
Approach Resources Inc.	Approach Oil & Gas Inc.	Certificate to be delivered post-closing pursuant to Section 5.2	Certificate to be delivered post-closing pursuant to Section 5.2	Common Stock	100%
Approach Resources Inc.	Approach Operating, LLC	N/A	N/A	Membership Interests	100%
Approach Resources Inc.	Approach Delaware, LLC	N/A	N/A	Membership Interests	100%
Approach Resources Inc.	Approach Services, LLC	N/A	N/A	Membership Interests	100%
Approach Operating, LLC	Approach Resources I, LP	N/A	N/A	General Partner Interests	1%
Approach Delaware, LLC	Approach Resources I, LP	N/A	N/A	Limited Partner Interests	99%

B-1

EXHIBIT C

(See Section 4.1 of Amended and Restated Guaranty and Pledge Agreement)

FILING OFFICES

Name of Grantor	Filing Office

Approach Resources Inc.	Delaware Secretary of State

Approach Midstream Holdings LLC	Delaware Secretary of State

Approach Oil & Gas Inc.	Delaware Secretary of State

Approach Operating, LLC	Delaware Secretary of State

Approach Delaware, LLC	Delaware Secretary of State

Approach Services, LLC	Delaware Secretary of State

Approach Resources I, LP	Texas Secretary of State

C-1

EXHIBIT D

(See Section 5.2 of Amended and Restated Guaranty and Pledge Agreement)

FORM OF AMENDMENT

This Amendment, dated             ,      is delivered pursuant to Section 5.2 of the Guaranty and Pledge Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Guaranty and Pledge Agreement. The undersigned hereby certifies that the representations and warranties in Article IV of the Agreement are and continue to be true and correct. The undersigned further agrees that this Amendment may be attached to that certain Amended and Restated Guaranty and Pledge Agreement, dated May 7, 2014, between the undersigned, as a Grantor, the other Grantors party thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent, (as amended prior to the date hereof, the “Guaranty and Pledge Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Guaranty and Pledge Agreement and shall secure all Indebtedness referred to in said Guaranty and Pledge Agreement.

[INSERT SIGNATURE BLOCK FOR GRANTOR PLEDGING ADDITIONAL COLLATERAL]

By:

Name:

Title:

D-1

SCHEDULE I TO AMENDMENT

EQUITY INTERESTS

Name of Grantor	Issuer	Certificate Number(s) (if applicable)	Number of Shares (if applicable)	Class of Equity Interests	Percentage of Outstanding Equity Interests in Issuer owned by Grantor

D-1

Annex 1 to

Amended and Restated Guaranty and Pledge Agreement

ASSUMPTION AGREEMENT, dated as of             , 20    , by                                         , a                      (the “Additional Grantor”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Secured Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

PRELIMINARY STATEMENTS

A. Approach Resources Inc., a Delaware corporation (“Borrower”), the Lenders and the Administrative Agent have entered into an Amended and Restated Credit Agreement, dated as of May 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. In connection with the Credit Agreement, Borrower and certain other Credit Parties entered into that certain Amended and Restated Guaranty and Pledge Agreement dated as of May 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Pledge Agreement”) with the Administrative Agent for the benefit of the Secured Parties.

C. The Credit Agreement requires the Additional Grantor to become a party to the Guaranty and Pledge Agreement.

D. The Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty and Pledge Agreement.

ACCORDINGLY, IT IS AGREED:

1. Guaranty and Pledge Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 5.7 of the Guaranty and Pledge Agreement, hereby becomes a party to the Guaranty and Pledge Agreement as a “Grantor” thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby (a) expressly assumes all obligations and liabilities of a Grantor thereunder, (b) grants a Lien and Security Interest in all Collateral owned by it in favor of the Administrative Agent for the benefit of the Secured Parties, in accordance with the terms of the Guaranty and Pledge Agreement, and (c) absolutely and unconditionally guarantees the prompt, complete and full payment of the Indebtedness when due, no matter how such shall become due in accordance with the terms of the Guaranty and Pledge Agreement. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the appropriate Exhibits to the Guaranty and Pledge Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article III of the Guaranty and Pledge Agreement is, as to itself, true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

Annex 1-1

2. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

,
a

By:
Name:
Title:

Annex 1-2

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower:	Approach Resources Inc., a Delaware corporation

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Amended and Restated Credit Agreement dated as of May 7, 2014 among Approach Resources Inc., a Delaware corporation, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

[1]	Select as applicable.

Exhibit G - 1

6.	Assigned Interest:

Maximum Credit Amount Assigned	Elected Commitment Assigned	Percentage Assigned of Aggregate Maximum Credit Amounts and Aggregate Elected Commitment Amounts
%
%
%

Effective Date:                  , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Exhibit G - 2

[Consented to and][2] Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Title:

[Consented to:][3]

[NAME OF RELEVANT PARTY]

By
Title:

[2]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[3]	To be added only if the consent of the Borrower and/or other parties (e.g. Issuing Bank) is required by the terms of the Credit Agreement.

Exhibit G - 3

ANNEX 1

[                    ]4

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[4]	Describe Credit Agreement at option of Administrative Agent.

Exhibit G - 4

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission (e.g. .pdf) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit G - 5

EXHIBIT H-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOREIGN LENDERS; NOT PARTNERSHIPS)

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of May 7, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Approach Resources Inc., a Delaware corporation, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the financial institutions from time to time party thereto as Lenders, and the other Agents party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date:	, 20[ ]

Exhibit H-1

EXHIBIT H-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOREIGN PARTICIPANTS; NOT PARTNERSHIPS)

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of May 7, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Approach Resources Inc., a Delaware corporation, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the financial institutions from time to time party thereto as Lenders, and the other Agents party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:	,20[ ]

Exhibit H-2

EXHIBIT H-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOREIGN PARTICIPANTS; PARTNERSHIPS)

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of May 7, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Approach Resources Inc., a Delaware corporation, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the financial institutions from time to time party thereto as Lenders, and the other Agents party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:	,20[ ]

Exhibit H-3

EXHIBIT H-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOREIGN LENDERS; PARTNERSHIPS)

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of May 7, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Approach Resources Inc., a Delaware corporation, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the financial institutions from time to time party thereto as Lenders, and the other Agents party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date:	,20[ ]

Exhibit H-4

EXHIBIT I

FORM OF ELECTED COMMITMENT INCREASE CERTIFICATE

[            ], 20[    ]

To:	JPMorgan Chase Bank, N.A.,

as Administrative Agent

The Borrower, the Administrative Agent and certain Lenders and other agents have heretofore entered into an Amended and Restated Credit Agreement, dated as of May 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

This Elected Commitment Increase Certificate is being delivered pursuant to Section 2.06(c) of the Credit Agreement.

Please be advised that the undersigned Lender has agreed (a) to increase its Elected Commitment under the Credit Agreement effective [            ], 20[    ] from $[        ] to $[        ] and (b) that it shall continue to be a party in all respects to the Credit Agreement and the other Loan Documents.

Very truly yours,

APPROACH RESOURCES INC., a Delaware corporation

By:
Name:
Title:

Exhibit I - 1

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:

Name:

Title:

Accepted and Agreed:

[Name of Increasing Lender]

By:

Name:

Title:

Exhibit I - 2

EXHIBIT J

FORM OF ADDITIONAL LENDER CERTIFICATE

[            ], 20[    ]

To:	JPMorgan Chase Bank, N.A.,

as Administrative Agent

The Borrower, the Administrative Agent and certain Lenders and other agents have heretofore entered into an Amended and Restated Credit Agreement, dated as of May 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

This Additional Lender Certificate is being delivered pursuant to Section 2.06(c) of the Credit Agreement.

Please be advised that the undersigned Additional Lender has agreed (a) to become a Lender under the Credit Agreement effective [            ], 20[    ] with a Maximum Aggregate Credit Amount of $[        ] and an Elected Commitment of $[        ] and (b) that it shall be a party in all respects to the Credit Agreement and the other Loan Documents.

This Additional Lender Certificate is being delivered to the Administrative Agent together with (i) if the Additional Lender is a Foreign Lender, any documentation required to be delivered by such Additional Lender pursuant to Section 5.03(e) of the Credit Agreement, duly completed and executed by the Additional Lender, and (ii) an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Additional Lender. [The Borrower shall pay the fee payable to the Administrative Agent pursuant to Section 2.06(c)(ii)(G) of the Credit Agreement.]

Very truly yours,

APPROACH RESOURCES INC., a Delaware corporation

By:
Name:
Title:

Exhibit J - 1

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:

Name:

Title:

Accepted and Agreed:

[Additional Lender]

By:

Name:

Title:

Exhibit J - 2

SCHEDULE 7.05

LITIGATION

None.

Schedule 7.05 - 1

SCHEDULE 7.06

ENVIRONMENTAL MATTERS

None.

Schedule 7.06 - 1

SCHEDULE 7.14

SUBSIDIARIES AND UNRESTRICTED SUBSIDIARIES

Restricted Subsidiaries	Jurisdiction of Organization	Organizational Identification Number

Approach Midstream Holdings LLC	Delaware	5178557
Approach Oil & Gas Inc.	Delaware	3884265
Approach Operating, LLC	Delaware	3726605
Approach Resources I, LP	Texas	0800269474
Approach Delaware, LLC	Delaware	3726606
Approach Services, LLC	Delaware	4666872

Unrestricted Subsidiaries

None

Schedule 7.14 - 1

SCHEDULE 7.18

SWAP AGREEMENTS

Counterparty	Commodity	Type	Quantity	Quantity Unit	Price Hi	Price Lo	Price Unit	Begin Date	End Date	Year
JPMorgan	Crude Oil	Collar	550	Bb1s/d	$90.00	$105.50	$/Bb1	January-14	December-14	2014
JPMorgan	Crude Oil	Collar	950	Bb1s/d	$85.05	$95.05	$/Bb1	January-14	December-14	2014
JPMorgan	NGL	Swap	175	Bb1s/d		$83.37	$/Bb1	January-14	December-14	2014
JPMorgan	Crude Oil	Collar	2,000	Bb1s/d	$89.00	$98.85	$/Bb1	January-14	December-14	2014
KeyBank	Natural Gas	Swap	360,000	MMBtu/Mo		$4.175	$/MMBtu	January-14	December-14	2014
KeyBank	Propane	Swap	500	Bb1s/d		$41.16	$/Bb1	January-14	December-14	2014
KeyBank	Natural Gas	Swap	35,000	MMBtu/Mo		$4.29	$/MMBtu	February-14	December-14	2014
JPMorgan	Natural Gas	Swap	160,000	MMBtu/Mo		$4.40	$/MMBtu	March-14	December-14	2014
JPMorgan*	Crude Oil	Collar	1,300	Bb1s/d	$84.00	$91.00	$/Bb1	January-15	December-15	2015
KeyBank*	Crude Oil	Collar	1,300	Bb1s/d	$84.00	$91.00	$/Bb1	January-15	December-15	2015
KeyBank	Natural Gas	Swap	200,000	MMBtu/Mo		$4.10	$/MMBtu	January-15	December-15	2015
KeyBank	Natural Gas	Collar	130,000	MMBtu/Mo	$4.00	$4.25	$/MMBtu	January-15	December-15	2015
KeyBank	Natural Gas	Collar	80,000	MMBtu/Mo	$4.00	$4.74	$/MMBtu	September-14	June-15	2014/2015
KeyBank	Crude Oil	Collar	1,500	Bb1s/d	$85.00	$95.30	$/Bbl	April-14	March-15	2014/2015

*	Disclosed as one contract in financial statements.

Schedule 7.18 - 1

SCHEDULE 9.02

EXISTING DEBT

None.

Schedule 9.02 - 1

SCHEDULE 9.05

INVESTMENTS

None.

Schedule 9.05 - 1